                                                                    EXHIBIT 10.5


                          PRODUCTION SHARING CONTRACT

                                    BETWEEN

                    NIGERIAN NATIONAL PETROLEUM CORPORATION

                                      AND

                     ASHLAND NIGERIA EXPLORATION UNLIMITED

                                C O N T E N T S

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Recital/Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

CLAUSES
-------

CLAUSE 1      DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . .  2

CLAUSE 2      BONUSES   . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

CLAUSE 3      SCOPE   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

CLAUSE 4      TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

CLAUSE 5      EXCLUSION OF AREAS  . . . . . . . . . . . . . . . . . . . . . .  8

CLAUSE 6      WORK PROGRAMME AND EXPENDITURES   . . . . . . . . . . . . . . .  8

CLAUSE 7      MANAGEMENT COMMITTEE  . . . . . . . . . . . . . . . . . . . . . 10

CLAUSE 8      RIGHTS AND OBLIGATIONS OF THE PARTIES   . . . . . . . . . . . . 17

CLAUSE 9      RECOVERY OF OPERATING COSTS AND CRUDE OIL   ALLOCATION  . . . . 21

CLAUSE 10     VALUATION OF AVAILABLE CRUDE OIL  . . . . . . . . . . . . . . . 23

CLAUSE 11     SOLE RISK OPERATIONS  . . . . . . . . . . . . . . . . . . . . . 25

CLAUSE 12     PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

CLAUSE 13     TITLE TO EQUIPMENT  . . . . . . . . . . . . . . . . . . . . . . 31

CLAUSE 14     EMPLOYMENT AND TRAINING OF NIGERIAN PERSONNEL   . . . . . . . . 32

CLAUSE 15     BOOKS AND ACCOUNTS, AUDITS AND OVERHEAD CHARGES   . . . . . . . 33

CLAUSE 16     TAXES, ROYALTY, RATES AND DUTIES  . . . . . . . . . . . . . . . 34

CLAUSE 17     INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . 35

CLAUSE 18     CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS  . . . . . . . . . . . 36

CLAUSE 19     FORCE MAJEURE   . . . . . . . . . . . . . . . . . . . . . . . . 38





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
CLAUSE 20     LAWS AND REGULATIONS  . . . . . . . . . . . . . . . . . . . . . 38

CLAUSE 21     UTILISATION OF NATURAL GAS  . . . . . . . . . . . . . . . . . . 39

CLAUSE 22     CONSULTATION AND ARBITRATION  . . . . . . . . . . . . . . . . . 40

CLAUSE 23     EFFECTIVENESS   . . . . . . . . . . . . . . . . . . . . . . . . 41

CLAUSE 24     OTHER PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . 41

CLAUSE 25     NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . 41


ANNEXES
-------

Annex A       -      Contract Area
Annex B       -      Accounting Procedure
Annex C       -      Allocation Procedure
Annex D       -      Nomination, Ship Scheduling, and Lifting Procedure
Annex E       -      Procurement and Project Implementation Procedures

THIS PRODUCTION SHARING CONTRACT (this "Contract") is made and entered into this 25th day of March, 1992 ("Effective Date") BETWEEN the Nigerian National Petroleum Corporation (hereinafter called "NNPC" which expression shall, where the context so admits, include its successors and assigns) of the one part, AND Ashland Nigeria Exploration Unlimited, an unlimited company incorporated in Nigeria under the Companies and Allied Matters Act 1990 (hereinafter called "Company" which expression shall, where the context so admits, include its successors and assigns) of the other part.

WHEREAS, by virtue of Section 1 of the Petroleum Act 1969 and its amendments, the Federal Republic of Nigeria ("Nigeria") is vested with the entire ownership and control of all petroleum in, under or upon any land which is in Nigeria or under the territorial waters of Nigeria or forms part of the continental shelf of Nigeria; and

WHEREAS, NNPC is the holder of the Oil Prospecting Licenses ("OPLs") 90 and 225 described in Annex A hereto; and

WHEREAS by virtue of the Nigerian National Petroleum Corporation Act 1977, NNPC has the right, power and authority to enter into this Contract; and

WHEREAS, NNPC and an Affiliate of Company (Ashland Oil (Nigeria) Company) entered into a Letter of Understanding dated 16th August, 1991 ("LOU") which set forth terms and conditions under which Petroleum Operations would be conducted in OPLs 90 and 225 with the intent that such terms and conditions would be incorporated into a definitive production sharing contract which is this Contract; and

WHEREAS, Company represents that it has assumed all the rights and obligations of its said Affiliate under the said LOU and represents that it has the technical competence to conduct Petroleum Operations and has the funds both local and foreign and has agreed to conduct the said Operations.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is hereby agreed as follows:

                                    CLAUSE 1
                                  DEFINITIONS

As used in this Contract, unless otherwise specified, the following terms shall have the respective meaning here ascribed to them:

(a) "ACCOUNTING PROCEDURE" means the rules and procedures set forth in Annex B and attached to and forming part of this Contract;

(b) "AFFILIATE" means a company or other entity that controls or is controlled by a Party to this Contract, or a company or other entity which controls or is controlled by a company or other entity which controls a Party to this Contract, it being understood that control shall mean ownership by one company or entity of at least 50% of:

       (i) the voting stock, if the other company is a corporation issuing stock or;

       (ii) the controlling rights or interests, if the other entity is not a corporation.

(c) "AVAILABLE CRUDE OIL" means the Crude Oil won and saved from the Contract Area after deducting amounts used in Petroleum Operations.

(d) "BARREL" means a quantity or unit of Crude Oil, equal to forty-two (42) United States gallons at the temperature of sixty degrees (60degrees) Fahrenheit.

(e)    "BUDGET" means the cost estimate of items included in a Work Programme.

(f) "COMMERCIAL QUANTITY" means the capability to produce at least 10,000 Barrels per day of Crude Oil from the Contract Area.

(g) "CONCESSION RENTALS" means the rents payable on the OPLs or OMLs under the Petroleum Act 1969 and the Petroleum (Drilling and Production) Regulations 1969.

(h) "CONTRACT AREA" means the Nigerian OPLs 90 and 225 as known to the Parties hereto and which OPLs are shown and particularly described in documents attached to and forming part of this Contract as Annex A,
       and/or any subsequent Oil Mining Lease(s)   ("OMLs") derived therefrom.

(i) "COST OIL" means the quantum of Available Crude Oil allocated to Company to enable it to generate the Proceeds to recover all Operating Costs as specified in the Accounting Procedure.

(j) "CRUDE OIL" means liquid petroleum which has been treated but not refined and includes condensates but excludes water and sediments.

(k)    "EFFECTIVE DATE" means the date first above written.

(1) "FOREIGN CURRENCY" means currency other than that of Nigeria but acceptable to Government, to NNPC and to Company.

(m)    "GOVERNMENT" means the government of the Federal Republic of Nigeria.

(n) "LIFTING PROCEDURE" means the rules and procedures set forth in Annex D and attached to and forming part of this Contract.

(o) "NATURAL GAS" means all gaseous hydrocarbons produced in association with Crude Oil or from reservoirs which produce mainly gaseous hydrocarbons.

(p) "OIL MINING LEASE" ("OML") means a lease granted by the Minister of Petroleum and Mineral Resources under the Petroleum Act 1969, to a lessee to search for, win, work, carry away and dispose of Petroleum.

(q) "OIL PROSPECTING LICENSE" ("OPL") means a license granted by the Minister of Petroleum and Mineral Resources under the Petroleum Act 1969, to a licensee to prospect for Petroleum.

(r) "OPERATING COSTS" means expenditures made and obligations incurred in carrying out Petroleum Operations as determined in accordance with the Accounting Procedure.

(s)    "PARTIES" means NNPC and Company.

(t) "PETROLEUM OPERATIONS" means the same as defined in the PPT Act 1959, as amended.

(u) "PETROLEUM PROFITS TAX" OR "PPT" means the taxes pursuant to the Petroleum Profits Tax Act 1959, as amended.

(v) "PROCEEDS" means the amount in U.S. Dollars determined by multiplying the Realisable Price by the number of Barrels of Available Crude Oil lifted by either Party.

(w) "PROFIT OIL" means the balance of Available Crude Oil after the allocation of Royalty Oil, Tax Oil, and Cost Oil.

(x) "REALISABLE PRICE" means the price in U.S. Dollars per Barrel determined pursuant to Clause 10.

(y) "ROYALTY" means the amount payable pursuant to the Petroleum Act 1969 and Petroleum (Drilling and Production) Regulations 1969.

(z) "ROYALTY OIL" means the quantum of available Crude Oil allocated to NNPC which will generate an amount of Proceeds equal to the actual payment of Royalty and Concession Rentals.

(aa) "TAX OIL" means the quantum of Available Crude Oil allocated to NNPC which will generate an amount of Proceeds equal to the actual payment of PPT.

(ab) "WORK PROGRAMME" means for the applicable period a statement itemizing the Petroleum Operations to be carried out in the Contract Area.

(ac) "YEAR" means a period of twelve (12) months commencing with January 1 and ending the following December 31, according to the Gregorian Calendar.

                                    CLAUSE 2
                                    BONUSES

2.1    SIGNATURE BONUS
       Company shall pay to NNPC a Signature Bonus in the sum of two million U.S. Dollars ($2,000,000) within thirty (30) days after the Effective Date of this Contract which NNPC shall pay to the Government.

2.2    PRODUCTION BONUSES
       Company shall pay NNPC the following Production Bonuses:

       (a) the sum of two million U.S. Dollars ($2,000,000) within 30 days after the cumulative production from the Contract Area reaches 20 million Barrels;

       (b) the sum of two million U.S. Dollars ($2,000,000) within 30 days after the cumulative production from the Contract Area reaches 30 million Barrels; and

       (c) the sum of two million U.S. Dollars ($2,000,000) within 30 days after the cumulative production from the Contract Area reaches 50 million Barrels.

2.3 The Signature Bonus and Production Bonuses provided for in this Clause 2 shall not be recoverable as Cost Oil.

2.4 Except as provided in this Clause 2 or elsewhere in this Contract, there shall be no other bonuses, fees, or premiums payable by Company.

                                    CLAUSE 3
                                     SCOPE

3.1 This Contract is a production sharing contract governed in accordance with the terms and provisions hereof. Petroleum Operations and provision of financing and technical requirements by Company in accordance with the terms of this Contract shall be in consultation and
       cooperation with NNPC.   NNPC, as holder of all rights in and to the
       Contract Area, hereby appoints and constitutes Company the exclusive company to conduct Petroleum Operations in the Contract Area.

3.2 During the Term of this Contract the total Available Crude Oil shall be allocated to the Parties in accordance with the provisions of Clause 9, the Accounting Procedure (Annex B) and the Allocation Procedure (Annex
       C).

3.3 Company shall carry the risk of Operating Costs required to carry out Petroleum Operations and shall therefore have an economic interest in development of Crude Oil deposits in the Contract Area.

3.4 Company is engaged in Petroleum Operations pursuant to the Petroleum Profits Tax Act 1959 and its subsequent amendments ("PPT Act") and accordingly the Companies Income Tax Act 1979, as amended, shall have no application.

                                    CLAUSE 4
                                      TERM

4.1 The Term of this Contract, subject to paragraphs 4.2 and 4.3, shall be twenty-five (25) years certain (including the exploration period) from the Effective Date.

4.2    This Contract may be terminated in its entirety at any time by:

       (a) NNPC giving to Company not less than ninety (90) days prior written notice of termination if Company has committed a material breach of its obligations hereunder including the Work Programme approved for any given period under the Contract and Company fails to remedy such breach within (6) six months of the original notification of such breach; or

       (b) NNPC giving to Company not less than ninety (90) days written notice of termination if Company is declared bankrupt and is forced to make restitution to its creditors, or becomes insolvent, or is found by a court having competent jurisdiction to have willfully violated any Nigerian laws and regulations governing Petroleum Operations, financial transactions and/or commercial operations during the Term of the Contract; or

       (c) Company giving to NNPC not less than ninety (90) days prior written notice to that effect subject to the conditions in Clause 6.2.

4.3 If Crude Oil is not discovered in quantities which can be produced commercially within the Contract Area within five (5) years from the Effective Date, this Contract shall automatically terminate in its entirety.

4.4 If Crude Oil is discovered in any portion of the Contract Area within five (5) years from the Effective Date, which in the judgment of NNPC and Company can be produced commercially based on consideration of all pertinent operating and financial data, then as to that particular portion of the Contract Area development will commence. In other portions of the Contract Area which have not been excluded pursuant to Clause 5, exploration may continue.

                                    CLAUSE 5
                               EXCLUSION OF AREAS

Not later than the end of three (3) years from the Effective Date twenty-five percent (25%) of the acreage in the original Contract Area shall be excluded from the Contract Area and not later than the end of five (5) years from the Effective Date an additional twenty-five percent (25%) of the acreage in the original Contract Area shall be excluded from the Contract Area. Such acreage to be excluded from the Contract Area shall be agreed by both Parties and shall not include any parts of the Contract Area corresponding to the surface areas of any reservoir capable of producing Crude Oil.

                                    CLAUSE 6
                        WORK PROGRAMME AND EXPENDITURES

6.1 Company shall within six (6) months after the Effective Date, unless mutually extended by the Parties, commence seismic investigations in the Contract Area and thereafter shall commence drilling operations in accordance with sound international petroleum practices. Geologic conditions warranting, drilling operations will be commenced not later than eighteen (18) months after the Effective Date unless mutually extended by the Parties.

6.2 Company shall conduct Petroleum Operations during the first five (5) years following the Effective Date in accordance with the minimum Work Programme provided in this Clause 6.2 which shall be conducted in two phases as follows:

       (a) For the first phase, during the initial three (3) year period following the Effective Date, the minimum Work Programme shall consist of 2,000 km of 2-D seismic, 200 sq km of 3-D seismic and the drilling of three (3) wells; provided however, that Company shall have no obligation to expend more than twenty million U.S. Dollars ($20,000,000) for Petroleum Operations during such period with respect to this first phase even if the said minimum Work Programme has not been accomplished. The minimum Work Programme hereunder and the cost therefor shall include such work, if any, incurred by the Company prior to the Effective Date pursuant to Clause 15 of the Letter of Understanding between NNPC and an Affiliate of Company dated 16th August, 1991.

       (b) For the second phase, during the subsequent two (2) year period the minimum Work Programme shall consist of three (3) additional wells; provided however, that Company shall have no obligation to expend more than ten million U.S. Dollars ($10,000,000) for Petroleum Operations during such two (2) year period with respect to this second phase even if the said minimum Work Programme has not been accomplished.

       If at any time within the initial three (3) year period (the first phase above) Company should terminate this Contract pursuant to Clause 4 prior to fulfilling the minimum Work Programme outlined in Clause 6.2(a) then Company shall pay to NNPC the difference between twenty million U.S.
       Dollars ($20,000,000) and the actual amount expended.   Should Company
       terminate this Contract pursuant to Clause 4 within the subsequent two
       (2) year period (the second phase above) prior to fulfilling the minimum Work Programme outlined in Clause 6.2(b) then Company shall pay to NNPC the difference between ten million U.S. Dollars ($10,000,000) and the actual amount expended. Provided however, should the actual amount expended with respect to the first phase exceed twenty million U.S. Dollars ($20,000,000), such excess shall be applied against the expenditure for the second phase, such that Company shall have no obligation to expend in the aggregate more than thirty million U.S. Dollars ($30,000,000) for Petroleum Operations during the first five (5) year period from the Effective Date.

6.3 Within two (2) months after the Effective Date and thereafter at least three (3) months prior to the beginning of each Year, Company shall prepare and submit for review and approval by the Management Committee, pursuant to Clause 7, a Work Programme and Budget for the Contract Area setting forth the Petroleum Operations which Company proposes to carry out during the ensuing Year, or in the case of the first Work Programme and Budget, during the remainder of the current Year. The Management Committee shall review and approve such Work Programme and Budget in accordance with Clause 7.4.

                                    CLAUSE 7
                              MANAGEMENT COMMITTEE

7.1 A Management Committee shall be established within thirty (30) days from the date of execution of the Contract for the purpose of providing orderly direction or all matters pertaining to the Petroleum Operations and Work Programmes pursuant to Clause 6.3 of the Contract. The powers and duties of the Management Committee shall include but not be limited to the following:

       (a) the review, revision, and approval of all proposed Work Programmes and Budgets in accordance with Clause 7.3(e);

       (b) the review, revision, and approval of any proposed recommendations made by either Party or by any Sub-Committee, pursuant to Clause 7.6 with respect to Petroleum Operations;

       (c) ensuring that the Company carries out the decisions of the Management Committee and conducts Petroleum Operations pursuant to this Contract;

       (d) the consideration and decision on matters relating to the exclusion of areas in the Contract Area pursuant to Clause 5;

       (e) settlement of claims and litigation in excess of three hundred thousand Naira (N300,000) or the equivalent thereof in Foreign Currency, or such other amount as may be approved by the Management Committee insofar as such claims are not covered by policies of insurance maintained under this Contract;

       (f) consideration and approval of the sale or disposal of any items or property relating to Petroleum Operations in accordance with the provisions of the Contract except for items/properties of historic costs less than one hundred thousand Naira (N100,000);

       (g) settlement of unresolved audit exceptions arising from audits as provided for in Clause 15.2 of this Contract;

       (h) ensuring that the Company implements the provisions of the Accounting Procedure (Annex B), the Lifting Procedure (Annex D), and the Procurement and Project Implementation Procedures (Annex
              E) and all amendments and revisions thereto as agreed by the Parties;

       (i)    any other matters relating to Petroleum Operations except:

              (i) those matters under the sole discretion and control of the Company in carrying out its duties and functions,

              (ii)   those matters elsewhere provided for in this Contract, or

              (iii) those matters reserved to the Parties in their respective rights pursuant to Clause 8;

       (j) consideration and approval of the sale or disposal and exchange of information to third parties other than routine exchange of seismic data and other such data commonly exchanged within the industry;

       (k) consideration and determination of any other matter relating to the Petroleum Operations which may be referred to it by any Party (other than any proposal to amend this Contract) or which is otherwise designated under this Contract for reference to it; and

       (l) the consideration and determination of matters relating to Sole Risk Operations except for those matters under the sole discretion and control of the Sole Risk Party as provided for in Clause 11 of this Contract.

7.2    (a)    The Management Committee shall consist of ten (10) persons appointed by the Parties as follows:

                     NNPC          -       5
                     Company       -       5

       (b) Each Party shall designate by notice in writing to the other Party, the names of its representatives to serve as members of the Management Committee as provided in Clause 7.2(a) hereof and their respective alternates, which members or alternates shall be authorized to represent that Party with respect to the decisions of the Management Committee. Such notice shall give the names, titles and addresses of the designated members and alternates. Each member may nominate any other member or alternate to represent such member at meetings of the Management Committee.

       (c) At least fourteen (14) business days prior to each scheduled Management Committee meeting, the Company shall provide an agenda of matters, with briefs, to be considered during such meeting. Any Party desiring to have other matters placed on the agenda shall give notice to the other Party not less than seven (7) business days prior to the scheduled meeting. No other matter may be introduced into the agenda at the meeting for deliberation unless mutually agreed by the Parties. No agenda shall be required in the event of an emergency meeting called pursuant to Clause 7.5(b).

       (d) Either Party may change any of its respective members or alternates as described in Clause 7.2 (b) from time to time by notifying the other Party in writing not less than ten (10) days in advance of the effective date of such change.

       (e) NNPC shall appoint the Chairman of the Management Committee and the Company shall appoint the Secretary. The Secretary shall not be a member of the Management Committee but shall keep minutes of all meetings and records of all decisions of the Management Committee. Within fourteen (14) days after each meeting, the Secretary shall forward drafts of the minutes to the Parties. Within fourteen days thereafter each Party shall return the minutes with its comments to the Secretary who shall within fourteen (14) days thereafter forward the final draft to the other Party. The minutes of each meeting shall be approved by the Management Committee at the next meeting and copies thereof shall be supplied to the Parties. In addition, the Secretary shall at each meeting, prepare a written summary of any decisions made by the Management Committee for approval and signature by the Parties prior to adjournment.

7.3    (a)    Not later than the 28th day of February of each Year, the
              Chairman shall prepare and forward to the Parties, a calendar of meetings as agreed by the Management Committee for that Year.

       (b) Unless otherwise agreed by the Parties, the Management Committee shall meet at the head office or the Company once every four (4) calendar months, or at such other intervals or venue as may be agreed by the Management Committee and, in addition, whenever requested by either Party by giving at least twenty-one (21) days notice in writing to other Party which notice shall specify the matter or matters to be considered at the meeting; or, when summoned by the Chairman or by the Company as an emergency meeting for which no specified notice period shall be required.

       (c) The quorum for any meeting of the Management Committee shall consist of a minimum of three (3) representatives of NNPC and three (3) representatives of the Company. The Chairman or his alternate and the Company's Managing Director or his alternate must be present at every Management Committee meeting for a quorum to be formed. If no such quorum is present, the Chairman shall call another meeting of the Management Committee giving at least fourteen (14) days written notice of such meeting.

       (d) The Secretary shall convene all meetings of the Management Committee other than the emergency meetings.

       (e) Within eight (8) weeks after the submission of a Work Programme and Budget by Company pursuant to Clause 6.3, the Management Committee shall meet to consider and approve such submission. Should NNPC wish to propose a revision as to certain specific features of the said Work Programme and Budget, it shall within six (6) weeks after receipt thereof so notify Company in writing specifying in reasonable detail the changes requested and its reasons therefor. The Management Committee will endeavor to resolve the request for revisions proposed by NNPC. If NNPC has not proposed any revisions in writing within six (6) weeks, then the said Work Programme and Budget as submitted shall be approved by resolution of the Management Committee. Any portion of a Work Programme about which NNPC has not proposed a revision shall insofar as possible be carried out as prescribed therein.

7.4    (a)    Except as may be expressly provided for in this Contract, the
              Management Committee shall determine and adopt rules to govern its procedures.

       (b) Members attending a meeting of the Management Committee may be accompanied by advisers and experts to the extent reasonably necessary to assist with the conduct of such meeting. Such advisers and experts shall not vote or in any way participate in decisions, but may contribute in a non-binding way to discussions or debates of the Management Committee.

       (c) At any Management Committee meeting where there is a quorum, the Chairman or his alternate shall exercise the voting rights of NNPC and the Managing Director of the Company or his alternate shall exercise the voting rights of Company.

       (d) Except as otherwise expressly provided in this Contract all decisions of the Management Committee shall be made by the unanimous vote of the Parties. If unanimity is not obtained on any matter (including any matter pertaining to a Work Programme or Budget proposed by Company) proposed to the Management Committee, then the Management Committee shall meet again to attempt to resolve such matter not later than fourteen (14) days after the meeting in which the proposed matter was rejected by a negative vote.
              Any portion of such proposal that is not rejected shall insofar as possible be carried out. At least seven (7) days prior to such second meeting, the Party casting the dissenting vote shall provide to the other Party in writing in reasonable detail the reasons for such dissenting vote. If such written reasons are not provided at least (7) days prior to such second meeting, then the proposal shall be deemed approved. In such second meeting the agenda shall be comprised of such written reasons as provided by the dissenting Party. If unanimity is not obtained in the second meeting, then the Management Committee shall meet a third time within fourteen (14) days after the second meeting. If unanimity is not obtained in the third meeting then the appropriate provisions of Clause 11 or 22 shall apply.

       (e) Nothing in this Clause 7 shall be construed so as to give the Management Committee the right to increase the minimum Work Programme pursuant to Clauses 6.1 and 6.2.

       (f) The Parties shall be bound by, and abide by, each decision of the Management Committee duly made in accordance with the provisions of this Contract.

7.5 Any matter which is within the powers and duties of the Management Committee may be determined by the Management Committee without a Management Committee meeting if such matter is submitted by either Party to the other Party with due notice and with sufficient information regarding the matter to be determined so as to enable the Parties to make an informed decision with respect to such matter.

       (a) Except for urgent matters referred to in Clause 7.5(b), each Party shall cast its vote with respect to such matter within twenty-one (21) days of receipt of such notice and such manner of determination shall be followed unless a Party objects, within fourteen (14) days of receipt of such notice, to having the matter determined in such manner. If any Party fails to vote by the expiry of the twenty-one (21) day period for voting, it shall be deemed to have voted in the affirmative. The Secretary shall promptly advise the Parties of the results of such vote and the Secretary shall draft a resolution to be signed as soon as possible by the Parties.

       (b) Each Party shall nominate one of its officers as its representative from whom the other Party may seek binding decisions on urgent matters, including, but not limited to ongoing drilling operations, by telephone, telex or in person and they shall advise each other in writing of the persons so nominated and any changes therefor.

       (c) In the event of an emergency requiring immediate operational action, either Party may take all actions it deems proper or advisable to protect its interests and those of its respective employees and any costs so incurred shall be included in the Operating Costs. Prompt notification of any such action taken by a Party and the estimated cost shall be given to the other Party within forty-eight (48) hours of the commencement of the event.

       (d) The decisions made pursuant to this Clause 7.5 shall be recorded in the minutes of the next scheduled meeting of the Management Committee, and shall be binding upon the Parties to the same extent as if the matter had been determined at a meeting of the Management Committee.

7.6 The Management Committee shall establish Exploration and Technical Sub-Committees and any other advisory Sub-Committees as it considers necessary from time to time such as Finance and Budget, and Legal/Services Sub-Committees:

       (a) Each Sub-committee established pursuant to this Clause 7.6 shall be given terms of reference and shall be subject to such direction and procedures as the Management Committee may give or determine.

       (b) The Management Committee shall appoint the members of the Sub-Committees which shall be comprised of equal representation from the Parties. The chairmen of the Sub-Committees shall be designated by Company.

       (c) The deliberations and recommendations of any Sub-Committee shall be advisory only and shall become binding and effective upon acceptance by the Management Committee.

                                    CLAUSE 8
                     RIGHTS AND OBLIGATIONS OF THE PARTIES

8.1    In accordance with this Contract, Company shall:

       (a) Provide all necessary funds for payment of Operating Costs including, but not limited to, funds required to provide all materials, equipment, supplies, and technical requirements (including personnel) purchased, paid for or leased in Foreign Currency;

       (b) Furnish such other funds for the performance of Work Programmes that require payment in Foreign Currency, including payments to third parties who perform services as subcontractors;

       (c) Prepare Work Programmes and Budgets and carry out approved Work Programmes in a good and workmanlike manner and in accordance with internationally acceptable petroleum industry practices and standards with the object of avoiding waste and obtaining maximum ultimate recovery of Crude Oil at minimum costs;

       (d) Ensure that all leased property paid for in Foreign Currency and brought into Nigeria for Petroleum Operations is treated in accordance with the terms of the applicable leases;

       (e) Have the right to sell, assign, transfer, convey or otherwise dispose of any part of its rights and interests under this Contract to other parties including Affiliates without any fee or other costs with the prior written consent of NNPC which consent shall not be unreasonably withheld;

       (f) Have the right of ingress to and egress from the Contract Area and to and from facilities therein located at all times during the Term of this Contract;

       (g) Submit to NNPC for permanent custody copies of all geological, geophysical, drilling, well production, operating and other data and reports as it may compile during the Term hereof and at the end of the Contract surrender all original data and reports to NNPC;

       (h) Prepare estimated and final PPT returns and submit same to NNPC on a timely basis in accordance with the PPT Act;

       (i) Prepare and carry out plans and programmes for industrial training and education of Nigerians for all job classifications with respect to Petroleum Operations in accordance with the Petroleum Act 1969;

       (j) Have the right to lift in accordance with Annex D and freely export and to retain abroad the receipts from the sale of Available Crude Oil allocated to it hereunder:

       (k) Employ only such personnel as are reasonably necessary to conduct the Petroleum Operations and employ qualified Nigerian Nationals to the maximum extent possible and in this respect:

              (i) Company shall determine the qualifications and number of positions required to conduct Petroleum Operations in a prudent and cost effective manner.

              (ii) Qualified Nigerians shall be employed in all non-specialized positions.

              (iii) Qualified Nigerians shall also be employed in specialized positions such as those in exploration, drilling, engineering, production, and finance. Company shall have the right, subject to applicable laws, rules and regulations, to employ non-Nigerians in such specialized positions where qualified

                     Nigerians are not available provided that Company shall recruit and train Nigerians for such specialized positions such that the number of non-Nigerian staff shall be kept to a minimum.

              (iv) Officials of NNPC shall be assigned to work with Company from time to time by mutual consent of the Parties and such officials and Company officials shall not be treated differently with regard to salaries and other benefits from other similar petroleum companies and their officials engaged directly in similar Petroleum Operations in Nigeria;

       (l) Give preference to such goods which are available in Nigeria or services rendered by Nigerian nationals, provided such goods meet the industry standards and such services are of good quality and are offered at competitive prices and are timely available;

       (m) In respect of payment of customs duties and other like charges, Company and its subcontractors shall not be treated differently from any other companies and their subcontractors engaged directly in similar Petroleum Operations in Nigeria;

       (n) Indemnify and hold harmless NNPC from and against losses (including legal fees and expenses) of whatever kind and nature resulting from Company's negligence or willful misconduct in carrying out Petroleum Operations and as a consequence of any final decision given by Nigerian Court, except where such Losses are shown to result from any action or failure to act on the part or NNPC, provided however, that under no circumstances shall Company be liable to NNPC for reservoir damage or pollution or any consequential losses or damages whatsoever or howsoever occurring including, but not limited to, lost production or lost profits;

       (o) Have the right to finance Petroleum Operations from external sources under terms and conditions approved by NNPC; and

       (p) Not exercise all or any rights or authority over the Contract Area in derogation of the rights of NNPC.

8.2    In accordance with this Contract, NNPC shall:

       (a) Pay to the Government in a timely manner, all Bonuses, Royalties, Concession Rentals and PPT accruing out of Petroleum Operations;

       (b) With its professional staff assigned pursuant to Clause 8.1(k)(iv), work jointly with Company's professional staff in Company's Exploration, Petroleum Engineering,
              Facilities/Materials and Finance Departments;

       (c) Otherwise assist and expedite Company's execution of Petroleum Operations and Work Programmes including, but not limited to, assistance in supplying or otherwise making available all necessary visas, work permits, rights of way and easements as may be requested by Company (Expenses incurred by NNPC at Company's request in providing such assistance shall be reimbursed to NNPC by Company in accordance with Clause 12.1. Company shall include such reimbursements in the Operating Costs. Such reimbursements will be made against NNPC's invoice and shall be in U.S. Dollars computed at the rate of exchange published by the Central Bank of Nigeria and/or the Federal Ministry of Finance);

       (d) Have title to all original data resulting from the Petroleum Operations including but not limited to geological, geophysical, engineering, well logs, completion, production, operations, status reports and any other data as Company may compile during the Term hereof, provided however, Company shall retain and use such original data during the Term of this Contract and NNPC shall have access to such original data during the Term of this Contract;

       (e) Not exercise all or any of its right or authority over the Contract Area in derogation of the rights of Company;

       (f) Take such action as may be required to convert OPLs 90 and 225 to OMLs if a commercial discovery is made; and

       (g) Have obtained any and all approvals from Government which are necessary for the execution of this Contract.

                                    CLAUSE 9
              RECOVERY OF OPERATING COSTS AND CRUDE OIL ALLOCATION

9.1 The allocation of Available Crude Oil shall be in accordance with the Accounting Procedure (Annex B), the Allocation Procedure (Annex C) and this Clause 9 as follows:

       (a) Royalty Oil shall be allocated to NNPC in the quantum which will generate an amount of Proceeds to pay the actual Royalty payable during each month and the Concession Rental payable annually;

       (b) Tax Oil shall be allocated to NNPC in the quantum which will generate an amount of Proceeds to pay the actual PPT liability payable during each month;

       (c) Cost Oil shall be allocated to Company in the quantum which will generate an amount of Proceeds for recovery of Operating Costs; and

       (d) Profit Oil, being the balance of available Crude Oil after deducting Royalty Oil, Tax Oil, and Cost Oil, shall be allocated to each Party pursuant to Schedule B-2 of the Accounting Procedure (Annex B) as follows:

                    Monthly Average                        Profit Oil
                MBOPD From Contract Area                   Percentages
       ----------------------------------------        ---------------------
                                                       NNPC          Company
                                                       ----          -------
       0 to 40                                          30              70
       Greater than 40 but less than 75                 40              60
       Greater than 75 but less than 100                45              55
       100 and above                                    60              40

9.2 The quantum of Available Crude Oil to be allocated to each Party under this Contract shall be determined at the fiscalisation point.

9.3 Each Party shall take in kind, lift and dispose of its allocation of Available Crude Oil in accordance with the Lifting Procedure (Annex D).

9.4 Allocation of Royalty Oil and Tax Oil to NNPC shall be applied towards the liabilities of Company and NNPC for Royalty, Concession Rentals, and PPT and the Proceeds therefrom shall be paid to the Government by NNPC on behalf of both Parties.

9.5 Should either Party lift the other Party's allocation of Available Crude Oil pursuant to Clause 10, the purchasers of such Crude Oil shall be instructed to pay the receipts from such Available Crude Oil sales directly into the lifting Party's account and the lifting Party shall within seven (7) days transfer to the account designated by the non-lifting Party, the receipt of such portion of the Proceeds to which the non-lifting Party is so entitled.

9.6 If NNPC agrees, Company may purchase any portion of NNPC's allocation of Available Crude Oil from the Contract Area under NNPC's terms and conditions including valuation and pricing of the Crude Oil as applicable to other third party buyers of NNPC's Crude Oil.

9.7 Both Parties shall meet on a monthly/quarterly basis to reconcile all Crude Oil allocated and lifted during the period as per Article III 7 of Annex D.

                                   CLAUSE 10
                        VALUATION OF AVAILABLE CRUDE OIL

10.1 Available Crude Oil allocated to each Party shall be valued in accordance with the following procedures:

       (a) On the attainment of commercial production, the Parties shall engage the services of at least two independent laboratories to determine the assay of the new Crude Oil.

       (b) When a new Crude Oil stream is produced, a trial marketing period shall be designated which shall extend for the first six (6) month period during which such new stream is lifted or for the period of time required for the first ten (10) liftings, whichever is longer. During the trial marketing period the Parties shall:

              (i) Collect samples of the new Crude Oil upon which the assays shall be performed as provided in Clause 10.l(a) above;

              (ii) Determine the approximate quality of the new Crude Oil by estimating the yield values from refinery modelling;

              (iii) Share in the marketing such that each Party markets approximately an equal amount of the new Crude Oil and to the extent that one Party lifts the other Party's allocation of Available Crude Oil, payments therefor shall be made in accordance with Clause 9.5;

              (iv) Exchange information regarding the marketing of the new Crude Oil including documents which verify the sales price and terms of each lifting;

              (v) Apply the actual f.o.b. sales price to determine the value for each lifting which f.o.b. sales pricing for each lifting shall continue after the trial marketing period until the Parties agree to a valuation of the new Crude Oil but in no event longer than ninety (90) days after conclusion of the trial marketing period.

       (c) As soon as practicable but in no event not later than sixty (60) days after the end of the trial marketing period, the Parties shall meet to review the assay, yield, and actual sales data. Each Party may present a proposal for the valuation of the new Crude Oil. A valuation method shall be established for determining the price for each lifting of Available Crude Oil. Such valuation method shall be in accordance with the Realisable Price provisions set forth in the Memorandum of Understanding
              pursuant to Clause 16.6 of this Contract.   It is the intent of
              the Parties that such prices shall reflect the true market value of the new Crude Oil. The valuation method determined hereunder (including the product yield values) shall be mutually agreed within thirty (30) days from the aforementioned meeting failing which, determination of such valuation shall be referred to the Management Committee for resolution pursuant to Clause 7.

       (d) Upon the conclusion of the trial marketing period, the Parties shall be entitled to lift their allocation of Available Crude Oil pursuant to Clause 9 and the Lifting Procedure.

10.2 If in the opinion of either Party an agreed price valuation method fails to reflect the market value of a Crude Oil produced in the Contract Area, then such Party may propose to the other Party modifications to such valuation method once in every six (6) months but in no event more than twice in any year. The Parties shall then meet within thirty (30) days of such proposal and mutually agree on any modifications to such valuation within thirty (30) days from such meeting failing which, determination of such valuation shall be referred to the Management Committee for resolution pursuant to Clause 7.

10.3 Segregation of Crude Oils for different quality and/or grade shall be by agreement of the Parties taking into consideration, among other things, the operational practicality of segregation and the cost benefit analysis thereof. If the Parties agree on such segregation the following provisions shall apply:

       (a) Any and all provisions of the Contract concerning valuation of Crude Oil shall separately apply to each segregated Crude Oil produced;

       (b) Each grade or quality of Crude Oil produced and segregated in a given Year shall contribute its proportionate share to the total quantity designated in such Year as Royalty Oil, Tax Oil, Cost Oil and Profit Oil.

                                   CLAUSE 11
                              SOLE RISK OPERATIONS

11.1   For the purpose of this Clause 11:

       (a) "Common Cost" means overhead expenses in respect of operating and maintenance charges and depreciation on common user assets which are shared by Sole Risk Operations and Petroleum Operations.

       (b)    "Exploratory Well" means:

              (i) a well drilled in the Contract Area in an area lying outside the interpreted closure of any structural or stratigraphic trap on which closure a well has been drilled which is capable of producing Crude Oil, or

              (ii) a well in the Contract area in any area lying inside the interpreted closure of any structural or stratigraphic trap, to the extent such well is deepened or plugged back to a stratigraphic level different from that to which it had previously been drilled and found capable of producing Crude Oil; or

              (iii) any well that has been agreed by the Parties to be an Exploratory Well.

       (c) "Non-Sole Risk Party" means a Party who does not join in the proposal for, nor participate in a Sole Risk Operation;

       (d) "Production Facilities" means drilling and/or production platforms and/or Crude Oil storage and transportation facilities required to produce and deliver any Crude Oil that may be discovered from an Exploratory Well;

       (e) "Sole Risk Exploratory Well" means an Exploratory Well drilled by a Sole Risk Party pursuant to this Clause 11;

       (f) "Sole Risk Notice" - means a notice given pursuant to Clause 11.4 herein of a Party's intention to conduct a Sole Risk Operation;

       (g) "Sole Risk Operation" - means an operation conducted for only one of the Parties in the Contract Area in accordance with the provisions of this Clause 11.

       (h) "Sole Risk Party" - means the Party who proposes and/or undertakes a Sole Risk Operation pursuant to this Clause 11.

11.2 Subject to Clause 11.3, Sole Risk Operations shall only include and be undertaken in the Contract Area in respect of any one or more of the following activities:

       (a)    the deepening, sidetracking or plugging back of an Exploratory
              Well;

       (b) the drilling of an Exploratory Well including testing and coring programmes;

       (c) the drilling of appraisal and development wells and the installation of Production Facilities to develop a discovery made by a Sole Risk Exploratory Well;

       (d) any other activity or project agreed by the Parties to be undertaken as a Sole Risk Operation.

11.3   (a)    No Sole Risk Operation may be conducted if it would adversely affect any other Petroleum Operations or conflict with all or any part of any current Work Programme.

       (b)    No Sole Risk Operation shall be undertaken until:

              (i) The Sole Risk Operation shall first have been proposed in writing to the Management Committee which proposal shall specify appropriate details of the said operations such as location of proposed well, scope of geological and geophysical programmes, proposed depth, itemized estimate of the costs thereof, economic analysis, expected dates of commencement and completion; and

              (ii) The Management Committee shall have disapproved or be deemed to have disapproved the proposal.

       (c) A Sole Risk Operation for the deepening or sidetracking of an Exploratory Well which is in the course of drilling may be proposed only if such well has not encountered a discovery and the Parties have decided to abandon the well following their receipt of all drilling and test results. The Parties shall make any decision relating to the abandonment of such well as expeditiously as possible.

11.4 Within 12 months after the Management Committee rejects a proposal for any of the Petroleum Operations described in Clause 11.2 or, in the case of Clause 11.3 (c), within 48 hours after a decision of the Parties to abandon an Exploratory Well, either Party may give to the other Party a Sole Risk Notice in writing. The Non-Sole Risk Party shall have sixty
       (60) days after the receipt of the Sole Risk Notice within which to notify the Sole Risk Party that said Non-Sole Risk Party elects to participate in the costs of such Sole Risk Operation, ("Participation Notice"); provided, however, that in the case of a Sole Risk activity pursuant to Clause 11.3 (c) the period in which the Participation Notice may be given shall be forty-eight (48) hours.

11.5 If the Non-Sole Risk Party elects to participate in a proposed Sole Risk Operation within the applicable period specified in Clause 11.4, such Sole Risk Operation shall be carried out by the Company as a Petroleum Operation and the current Work Programme shall be deemed to be amended accordingly.

11.6 In the event the Non-Sole Risk Party does not elect, within the applicable period specified in Clause 11.4 to participate in a proposed Sole Risk Operation, the Sole Risk Party shall be entitled to carry out the Sole Risk Operation at its sole risk, cost and expenditure. Costs and expenses of the Sole Risk Operation incurred by the Sole Risk Party shall be computed in accordance with the principles set out in the Accounting Procedure.

11.7   (a)    Notwithstanding that the Company may not be the Sole Risk Party, the Sole Risk Operation shall, subject to Clauses 11.7(e) and 11.8, be carried out promptly and diligently by the Company for the sole account and benefit of the Sole Risk Party.

       (b) Any Sole Risk Operation shall be carried out at the sole risk, and under the overall supervision and control of the Sole Risk Party but otherwise pursuant to this Contract.

       (c) The cost and expense of any Sole Risk Operation shall be entirely for the account of the Sole Risk Party and shall not be chargeable as Operating Costs under this Contract nor shall in any way alter the Cost Oil and/or Profit Oil which may be due to the Non-Sole Risk Party from other Petroleum Operations conducted hereunder. However, such cost and expense shall be deductible for PPT purposes pursuant to the Accounting Procedure and any benefit from such deductions shall accrue entirely to the Sole Risk Party.

       (d) The Company shall keep and maintain separate books, records, and accounts (including bank accounts) with respect to the Sole Risk Operations, including the Sole Risk portion of all Common Costs in connection therewith, which shall be subject to the right of examination and audit by the Sole Risk Party.

       (e) The Sole Risk Party shall be obligated to advance the estimated expenditure for the Sole Risk Operation to the Company within fifteen (15) days after receipt of the Company's request therefor. The Company, if not the Sole Risk Party, shall not use, or be required to use, its own funds for the purpose of paying the costs and expenses of the Sole Risk Operation.

11.8 It is hereby understood and agreed that the Sole Risk Party shall do all things necessary to enable the Company on its behalf to commence the Sole Risk Operation within one hundred and eighty (180) days after expiry of the period specified in Clause 11.4 for giving a Participation Notice in the case of a Sole Risk Operation under Clause 11.2; or within 48 hours after expiry of the period specified in Clause 11.4 for giving a Participation Notice in case of projects under Clause 11.3(c). If the Sole Risk Operation specified in the Sole Risk Notice is not commenced within the period specified in this Clause 11.8 for reasons attributable to the Sole Risk Party, then the right of the Sole Risk Party to carry out the Sole Risk Operation shall lapse.

11.9 The Company shall, in relation to the Sole Risk Operation, furnish to NNPC all information and data which the Company is obligated to give NNPC under the Terms of this Contract.

11.10 The Non-Sole Risk Party may at any time, elect to participate in a Sole Risk Operation by paying to the Sole Risk Party an amount equal to two hundred percent (200%) of the cumulative cost and expenditure of the Sole Risk Operation incurred as of the date of such election, being hereinafter referred to as the "Re-entry Penalty". The whole or any part of the Re-entry Penalty shall be paid in cash in the currency in which the Sole Risk costs have been incurred or in kind or both as may be mutually agreed by the Parties. Following an election and payment as aforesaid, such operations shall be carried out as Petroleum Operations.

11.11 The Sole Risk Party shall be entitled to use property purchased for the Petroleum Operation and personnel of the Company for Sole Risk Operation upon terms and conditions agreed by the Parties; provided however, that it is understood that at all times the Petroleum Operations shall take precedence over the Sole Risk Operation in such use of Petroleum Operation property and Company personnel.

11.12 The Sole Risk Party shall indemnify and hold harmless the Non-Sole Risk Party from all suits, claims, liens, liabilities, damages, costs, losses and expenses whatsoever directly or indirectly caused to third parties or incurred by the Non-Sole Risk Party as a result of anything done or omitted to be done in the course of carrying out the Sole Risk Operation.

11.13  (a)    Subject to Clause 11.10, all property acquired through a Sole
              Risk Operation, including data and information shall be wholly owned by the Sole Risk Party.

       (b) In case of a Sole Risk Operation under Clause 11.2 (c) the relevant Production Facilities as well as any Crude Oil produced therefrom, shall be owned by the Sole Risk Party until such time as the Non-Sole Risk Party has elected to participate in further work under the Sole Risk Operation pursuant to Clause 11.10 and paid the Re-entry Penalty.

       (c) Notwithstanding the election of the Non-Sole Risk Party to participate in a Sole Risk Operation involving production of Crude Oil discovered as the result of a Sole Risk Exploratory Well, and the payment by the Non-Sole Risk Party of the Re-entry Penalty pursuant to Clause 11.10, the Non-Sole Risk Party shall not be entitled to receive any payment in kind or cash or credit for any Crude Oil which was produced as a result of a discovery from such Exploratory Well prior to the date of such election and payment. Upon such election and payment however the Non-Sole Risk Party shall be entitled to its Profit Oil Share of Crude Oil produced as a result of a discovery from such Exploratory Well following such election and payment.

                                   CLAUSE 12
                                    PAYMENTS

12.1 The method of payment of any sum due from Company to NNPC and vice versa shall be in accordance with the prevailing guidelines of the Federal Ministry of Finance of Nigeria, the Central Bank of Nigeria and in accordance with the Accounting Procedure, Annex B.

12.2 Unless otherwise provided herein, any payments which NNPC is required to make to Company or which Company is required to make to NNPC pursuant to this Contract shall be made within thirty (30) days following the end of the month in which the obligation to make such payments occurs. Overdue payments shall bear interest at the annual rate of one (1) month LIBOR plus 2%

12.3 Each Party shall have the right to set off against sums due and payable to the other Party under this Contract agreed sums past due under this Clause.

                                   CLAUSE 13
                               TITLE TO EQUIPMENT

13.1 Company shall finance the cost of purchasing all equipment to be used in Petroleum Operations in the Contract Area pursuant to the Work Programmes and such equipment shall become the property of NNPC on arrival in Nigeria. Company and NNPC shall have the right to use such equipment exclusively for Petroleum Operations in the Contract Area during the Term of this Contract. Should NNPC desire to use such equipment outside the Contract Area, such use shall be subject to terms and conditions agreed by the Parties provided that it is understood Petroleum Operations hereunder shall take precedence over such use by NNPC.

13.2 Company's right to use such purchased equipment shall cease with the termination or expiration (whichever is earlier) of this Contract.

13.3 The provisions of Clause 13.1 with respect to the title of property passing to NNPC shall not apply to leased equipment belonging to foreign third parties, and such equipment may be freely exported from Nigeria in accordance with the terms of the applicable lease.

13.4 Title to all lands purchased or otherwise acquired by Company for the purposes of Petroleum Operations and all movable property utilised in the Contract Area and incorporated permanently in any premises, locations and structures for the purposes of Petroleum Operations
       hereunder shall be in the name of NNPC and Company.   Upon termination
       of this Contract pursuant to Clause 4, NNPC shall take possession of such lands and property and Company shall hand over such lands and property within a reasonable period of time.

13.5 Subject to Clause 13.3 hereof, all fixed assets purchased or otherwise acquired by Company for the purposes of Petroleum Operations hereunder shall become the property of NNPC. Upon termination of this Contract pursuant to Clause 4, Company shall hand over possession of such fixed assets to NNPC.

13.6 During the Term of this Contract, any agreed sale of equipment, lands, fixed assets, materials and machinery acquired for the purpose of the Petroleum Operations hereunder shall be conducted by Company on the basis of the highest price obtainable and the proceeds of such sale shall be credited to the Petroleum Operations.

                                   CLAUSE 14
                 EMPLOYMENT AND TRAINING OF NIGERIAN PERSONNEL

14.1 Each Year, Company shall submit a detailed programme for recruitment and training for the following Year in respect of its Nigerian personnel in accordance with the Petroleum Act 1969 and its amendment.

14.2 Costs and expenses incurred in the recruitment and training of Nigerian personnel shall be included in Operating Costs.

                                   CLAUSE 15
                           BOOKS AND ACCOUNTS, AUDITS
                              AND OVERHEAD CHARGES

15.1   BOOKS AND ACCOUNTS
       Company shall be responsible for keeping complete books of accounts consistent with modern petroleum industry and accounting practices and procedures. The statutory books and accounts shall be kept in Naira. All other books of accounts shall be made up both in Nigerian currency and U.S. Dollars. Officials of NNPC and Company shall have access to such books and accounts and officials of NNPC assigned to Company pursuant to Clause 8.1(k)(iv) shall participate in the preparation of same.

15.2   AUDITS
       NNPC shall have the right to inspect and audit the books and accounts relating to this Contract for any Year by giving thirty (30) days written notice to Company and Company shall facilitate the work of such inspection and auditing; provided however, that the costs of such inspection and auditing shall be met by NNPC, and provided also that if such inspection and auditing have not been so carried out within one (1) Year following the end of the Year in question, the books and accounts relating to such Year shall be deemed to be accepted by the Parties as satisfactory. Any exception must be made in writing ninety (90) days following the end of such audit and failure to give such written notice within such time shall establish the correctness of the books and accounts.

15.3   OVERHEAD CHARGES
       Company shall include as Operating Cost overhead charges equal to two and one-half percent (2-1/2%) of the aggregate amount of expenditures for geologic and geophysical studies/surveys, exploration and appraisal drilling, intangible drilling costs and Capital Cost (as defined in the Accounting Procedure) including development drilling costs.

                                   CLAUSE 16
                        TAXES, ROYALTY, RATES AND DUTIES

16.1 In accordance with applicable laws and regulations all sums the liability for which was incurred by the Company to the Federal Government of Nigeria by way of Custom or Excise duty or other like charges levied in respect of plant, storage tanks, pipelines, tools, machinery and equipment essential for use in the Company's Petroleum Operations shall be charged to Operating Cost.

16.2 All sums the liability for which was incurred by the Company to the Federal Government of Nigeria or to any State or Local Government Council in Nigeria by way of duty (other than customs and excise duties under 16.1 above) rates, stamp duty, penalties on gas flared, bank commissions levied by the Central Bank of Nigeria, fees and charges shall be charged to Operating Cost.

16.3 NNPC shall pay all Royalty, Concession Rentals and PPT on behalf of itself and Company out of Available Crude Oil allocated to it under Clause 9.1 of this Contract.

16.4 The PPT rate shall be in accordance with the PPT Act and shall be 65.75% for the first five (5) years of production from each field developed in the Contract Area commencing from the first day of the month of first sale therefrom and 85% thereafter, provided that if other rates are offered to other producing companies in Nigeria, the same shall apply to this Contract.

16.5 Within a reasonable period of time following the Effective Date of this Contract, the Government shall establish and execute a Memorandum of Understanding on Incentives for Encouraging Investments in Exploration and Development Activities and Enhancing Crude Oil Exports (hereinafter called the Memorandum of Understanding) with NNPC and Company which shall be applied when determining the Royalty and PPT payable pursuant to the Petroleum Operations hereunder. The Memorandum of Understanding shall provide to the Parties the incentives extended to other oil companies producing in Nigeria under those certain Memorandum of Understanding agreements between the Government and such other companies effective 1st January, 1991 including any amendments or successor documents. The Memorandum of Understanding shall include those provisions set forth in Article III Paragraph 3 of the Accounting Procedure.

16.6 The Memorandum of Understanding shall include provisions to establish the Realisable Price for the purpose or determining the payments of Royalty and PPT in respect of Crude Oil produced and lifted pursuant to this Contract. Such provisions shall be in accordance with the Realisable Price provisions contained in those certain Memorandum of Understanding agreements effective 1st January, 1991 between the
       Government and the other oil companies producing in Nigeria.   The
       parameters for new Crude Oil streams produced from the Contract Area shall be determined in accordance with provisions of Clause 10 of the Contract.

16.7 NNPC shall make available to Company copies of receipts bearing the names of both Parties for the payments made for PPT, Royalty and Concession Rentals.

                                   CLAUSE 17
                                   INSURANCE

17.1 All property obtained under the provisions of this Contract shall be adequately insured by Company in consultation with NNPC, in its name and that of NNPC with limits of liability not less than those required by Nigerian laws and regulations. The premia for such policies shall be included in operating Costs. All policies shall name NNPC as a co-insured with a waiver of subrogation rights in favor of NNPC.

17.2 In case of loss of or damage to property, indemnifications paid by the insurance companies shall be entirely received by Company for Petroleum Operations. Company shall determine whether the lost or damaged property should be repaired, replaced or abandoned. If the decision is to repair or replace, Company will immediately replace or repair such lost or damaged property. Any excess cost of repair or replacement above the amount reimbursed by the insurance companies shall be regarded as Operating Costs. If the decision is to neither repair nor replace then the proceeds of any coverage shall be credited to Operating Costs.

17.3 Company shall take out and maintain an insurance policy covering any and all damages caused to third parties as a direct or indirect result of
       Company's Petroleum Operations.   Company shall defend and hold NNPC
       harmless from damages and losses caused to third parties in consequence of Company's gross negligence or willful misconduct in the performance of this Contract.

17.4 All insurance policies under this Clause 17 shall be based on good international petroleum industry practice, and shall be taken out in the Nigerian insurance market except for those concerning risks for which Company cannot obtain coverage in Nigeria which shall be taken out abroad through the Nigerian Reinsurance Corporation, to the extent required by law.

17.5 Company shall not be exempted from obligations arising from this Clause 17 even when the obligations of this Contract are performed by Company's agents.

17.6 Company shall maintain other insurance policies required under Nigerian law.

                                   CLAUSE 18
                    CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

18.1 Company shall keep information furnished to it by NNPC and all plans, maps, drawings, designs, data, scientific, technical and financial reports and other data and information of any kind or nature relating to Petroleum Operations including any discovery of Petroleum as strictly confidential, for all times, and shall ensure that their entire or partial contents shall under no circumstances be disclosed by Company in any announcement to the public or to any third party without the prior written consent of NNPC.

       The provisions of this Clause 18 shall not apply to disclosure to:

       (a) Subcontractors, affiliates, assignees, auditors, legal advisers, provided that such disclosures are required for the effective performance of the aforementioned recipients' duties related to Petroleum Operations;

       (b) Financial institutions involved in the funding of Petroleum Operations hereunder, provided, in all cases, that the recipients of such data and information agree in writing to keep such data and information strictly confidential; and

       (c) Comply with statutory obligation or the requirements of any governmental agency in which event Company will notify NNPC of any information so disclosed.

18.2 Company shall take necessary measures in order to make its employees, agents, representatives, proxies and subcontractors comply with the same obligation of confidentiality provided for in this Clause 18.

18.3 The provisions of this Clause 18 shall not be voided by the expiry or termination of this Contract on any grounds whatsoever and these provisions constitute a continuing obligation, and accordingly the restrictions arising therefrom shall be in force at all times.

18.4 Company shall use its best endeavors to ensure that Company's servants, employees, agents and subcontractors shall not make any reference in public or publish any notes in newspapers, periodicals or books nor divulge, by any other means whatsoever, any information on the activities under Company's responsibility, or any reports, data or any facts and documents that may come to their knowledge by virtue of this Contract, without the prior written consent of NNPC.

18.5 Company shall submit to NNPC all statutory reports and information for submission to Government and other statutory bodies.

                                   CLAUSE 19
                                 FORCE MAJEURE

19.1 Any failure or delay on the part of either Party in the performance of its obligations or duties under this Contract shall be excused to the
       extent attributable to force majeure.   A force majeure situation
       includes delays, defaults or inability to perform under this Contract due to any event beyond the reasonable control of either Party. Such event may be, but is not limited to, any act, event, happening, or occurrence due to natural causes; and acts or perils of navigation, fire, hostilities, war (declared or undeclared), blockade, labour disturbances, strikes, riots, insurrection, civil commotion, quarantine restrictions, epidemics, storms, floods, earthquakes, accidents, blowouts, lightning, and acts of or orders of Government.

19.2 If operations are delayed, curtailed or prevented by force majeure, then the time for carrying out the obligation and duties thereby affected, and obligations hereunder, shall be extended for a period equal to the period thus involved.

19.3 The Party whose ability to perform its obligations is so affected shall promptly notify the other Party thereof not later than twenty-four (24) hours after the establishment of the start of force majeure stating the cause, and both Parties shall do all that is reasonably within their powers to remove such cause.

19.4 Company's failure or inability to find Crude Oil in Commercial Quantity for reasons other than as specified in Clause 19.1 hereof shall not be deemed force majeure.

                                   CLAUSE 20
                              LAWS AND REGULATIONS

20.1 This Contract shall be governed by and construed in accordance with the Laws of the Federation of Nigeria, and any dispute arising therefrom shall be determined in accordance with such laws.

20.2 No Term or provision of this Contract including the agreement of the Parties to submit to arbitration hereunder, shall prevent or limit the Government from exercising its sovereign rights.

20.3 In the event that any enactment of or change in the laws or regulations of Nigeria or any rules, procedures, guidelines, instructions, directives, or policies, pertaining to the Contract introduced by any Government department or Government parastatals or agencies occurs subsequent to the Effective Date of this Contract which materially and adversely affects the rights and obligations or the economic benefits of Company, the Parties shall use their best efforts to agree to such modifications to this Contract as will compensate for the effect of such changes. If the Parties fail to agree on such modifications within a period of ninety days (90) following the date on which the change in question took effect, the matter shall thereafter be referred at the option of either Party to arbitration under Article 22 hereof.
       Following arbitrator's determination, this Contract shall be deemed forthwith modified in accordance with that determination.

20.4 All affairs related to this Contract shall be conducted in the language in which this Contract was drawn up.

                                   CLAUSE 21
                           UTILISATION OF NATURAL GAS

21.1 All Natural Gas discovered in the Contract Area shall be the sole property of Government.

21.2 If Company discovers a commercially viable non-associated gas field, NNPC shall require Company to investigate and submit proposals for the commercial development of the gas field for NNPC's consideration provided that any cost in respect of such proposals or investigation shall be included in Operating Cost. For the commercial development of the non-associated natural gas field, the funding arrangements and participation by the Company in the project shall be the subject of another agreement and Company shall have the right to participate in such development project.

21.3 Notwithstanding the provisions of Clause 21 hereof, Company shall have the right to use, at no cost to Company, the associated Natural Gas produced with Crude Oil as fuel for production operations; gas recycling, secondary recovery by gas injection, gas lift, or any other economical secondary recovery schemes, stimulation of wells or artificial lifts necessary in the commercial field discovered and developed by the Company but only with the prior written consent of NNPC, which consent shall not be unreasonably withheld. The objective of maximum technical and economic recovery of Crude Oil shall always be paramount. However, not later than five (5) years after the commencement of production of Crude Oil from the Contract Area, the Company shall submit to the Minister, a programme for the utilisation of any Natural Gas whether associated with Crude Oil or not which has been discovered from the Contract Area.

                                   CLAUSE 22
                          CONSULTATION AND ARBITRATION

If a difference or dispute arises between NNPC and Company, concerning the interpretation or performance of this Contract, and if the parties hereto fail to settle such difference or dispute by amicable agreement, then either Party may serve on the other a demand for arbitration. Within thirty (30) days of such demand being served, each Party shall appoint an arbitrator and the two arbitrators thus appointed shall within a further thirty (30) days appoint a third arbitrator and if the arbitrators do not agree on the appointment of such third arbitrator, or if either Party fails to appoint the arbitrator to be appointed by it, such arbitrator shall be appointed by a High Court of Nigeria in accordance with the provisions of the Arbitration and Conciliation Act, Cap 19, Laws of the Federation of Nigeria 1990 (notice of the intention to apply to the Court having been duly given in writing by the applicant Party to the other Party) and when appointed the third arbitrator shall convene meetings and act as chairman thereat. If an arbitrator fails or is unable to act, a successor shall be appointed by the respective Party or by the arbitrators in the event the chairman must be succeeded. The arbitration award shall be binding upon the Parties and the expenses of the arbitration shall be borne by the Parties in such proportion and manner as may be provided in the award. The Nigerian Arbitration and Conciliation Act, Cap 19, Laws of the Federation of Nigeria 1990 shall apply. The venue of the arbitration shall be anywhere in Nigeria as agreed by the Parties.

                                   CLAUSE 23
                                 EFFECTIVENESS

23.1   This Contract shall come into force and effect on the Effective Date.

23.2 This Contract shall not be amended or modified in any respect except by mutual consent, in writing, of the Parties hereto.

                                   CLAUSE 24
                                OTHER PROVISIONS

Should the Government grant fiscal terms to NNPC in respect of other oil companies' production sharing contracts or NNPC grant contract terms to other oil companies operating production sharing contracts in Nigeria more favorable than the terms provided herein, the Parties shall meet and mutually agree on revisions to this Contract which will give to Company the economic benefit of such more favorable terms.

                                   CLAUSE 25
                                    NOTICES

25.1 Any notices required to be given by either Party to the other shall be in writing and shall be deemed to have been duly given if sent and received by mail or telegram or cable (confirmed by mail) or registered post to, or hand delivered at the following registered offices:

NNPC:         THE GROUP EXECUTIVE DIRECTOR, NAPIMS
              NIGERIAN NATIONAL PETROLEUM CORPORATION
              7, KOFO ABAYOMI STREET
              VICTORIA ISLAND,
              LAGOS.
              CABLE: NAPETCOR
              TELEX: 21126 NG

COMPANY:      THE MANAGING DIRECTOR
              ASHLAND NIGERIA EXPLORATION UNLIMITED
              10, BISHOP ABOYADE-COLE ST.
              VICTORIA ISLAND
              LAGOS
              TELEX: 961-211023 ASHOIL NG

25.2 Either Party shall notify the other promptly of any change in the above address.


SIGNED AND DELIVERED FOR AND ON BEHALF OF
NIGERIAN NATIONAL PETROLEUM CORPORATION

BY:           /s/ OWELLE G. P. O. CHIKELU
              -----------------------------------
Name:         OWELLE G. P. O. CHIKELU
Designation:  CHAIRMAN, NNPC BOARD OF DIRECTORS

IN THE PRESENCE OF:

Name:         DR. T. M. JOHN
              -----------------------------------
Signature:    /s/  Dr. T. M. JOHN
Designation:  GROUP MANAGING DIRECTOR
Address:      NNPC HQ, LAGOS.

SIGNED AND DELIVERED FOR AND ON BEHALF OF
ASHLAND NIGERIA EXPLORATION UNLIMITED

BY:           /s/ MR. B. W. FISCHER
              -----------------------------------
Name:         MR. B. W. FISCHER
Designation:  GENERAL MANAGER AND MANAGING DIRECTOR

IN THE PRESENCE OF:

Name:          Joseph I. Obi
              -----------------------------------
Signature:     /s/ Joseph I. Obi
              -----------------------------------
Designation:   Secretary
              -----------------------------------
Address:       10 Bishop Aboyade Cole Street
              -----------------------------------
               Victoria Island, Lagos
              -----------------------------------

                                    ANNEX A

                       TO THAT CERTAIN PRODUCTION SHARING
                       CONTRACT BETWEEN NNPC AND COMPANY
                             DATED 25TH MARCH 1992

                     [Map of Nigerian Mid Belt Coordinates]

                                    ANNEX B

                  TO THAT CERTAIN PRODUCTION SHARING CONTRACT
                  BETWEEN NNPC AND COMPANY DATED 25 MARCH 1992

                              ACCOUNTING PROCEDURE

                                   ARTICLE I
                               GENERAL PROVISIONS

1.     DEFINITIONS
       This Accounting Procedure attached to and forming a part of the Contract is to be followed and observed in the performance of either Party's obligations thereunder. The defined terms appearing herein shall have the same meaning as is ascribed to them in the Contract.

2.     ACCOUNTS AND STATEMENTS
       Company's accounting records and books shall be kept as provided under Clause 15.1 of the Contract in accordance with generally accepted and recognized accounting standards, consistent with modern petroleum industry practices and procedures. All original books of accounts together with original supporting documentation shall be kept and maintained in Nigeria in compliance with all Nigerian laws and regulations.

3.     OTHER
       In the event of a conflict of the terms of this Procedure and the Contract the terms of the Contract shall apply.

                                   ARTICLE II
                                OPERATING COSTS

Operating Costs shall be defined as all costs, expenses and obligations incurred by Company in carrying out Petroleum Operations and shall consist of
(1) Non-Capital Costs, and (2) Capital Costs.

1.     NON-CAPITAL COSTS
       Non-Capital Costs mean those Operating Costs incurred that are
       chargeable to the current Year's operations.   Non-Capital Costs
       include, but are not limited to the following:

       (a) General office expense - office, services and general administration services pertaining to Petroleum Operations including but not limited to, services of legal, financial, purchasing, insurance, accounting, computer, and personnel departments; transportation, rental of specialized equipment, scholarships, charitable contributions and educational awards.

       (b) Labour and related costs - salaries and wages, including bonuses, of employees of Company who are directly engaged in the conduct of Petroleum Operations, whether temporarily or permanently assigned, irrespective of the location of such employees including, but not limited to, the costs of employee benefits, customary allowances and personal expenses incurred under Company's practice and policy, and amounts imposed by applicable Governmental authorities which are applicable to such employees. These costs and expenses shall include:

              (i) Cost of established plans for employee group life insurance, hospitalization, pension, retirement, savings and other benefits plan;

              (ii) Cost of holidays, vacations, sickness and disability benefits;

              (iii)  Cost of living, housing and other customary allowances;

              (iv) Reasonable personal expenses which are reimbursable under Company's standard personnel policies;

              (v)    Obligations imposed by Governmental authorities:

              (vi) Cost of transportation of employees, other than as provided in paragraph (c) below, as required in the conduct of Petroleum Operations; and

              (vii) Charges in respect of employees temporarily engaged in Petroleum Operations shall be calculated to reflect the actual costs thereto during the period or periods of such engagement.

       (c) Employee relocation costs - costs for relocation, transportation and transfer of employees of Company engaged in Petroleum Operations pursuant to Clause 8.1(k) of this Contract including, but not limited to the cost of freight and passenger service of such employees' families and their personal and household effects together with meals, hotel and other expenditures related to such transfer incurred with respect to:

              (i) employees of the Company within Nigeria, including expatriate employees, engaged in Petroleum Operation;

              (ii)   transfers to Nigeria for engagement in Petroleum
                     Operations;

              (iii) final repatriation or transfer of Company's expatriate employees and families in the case of such employees' retirement, relocation/reassignment or separation from the Company; and

              (iv) Nigerian employees on training assignments outside the Contract Area.

       (d) Services provided by third parties - cost of professional, technical, consultation, utilities and other services procured from third party sources pursuant to any contract or other arrangements between such third parties and Company for the purpose of Petroleum Operations.

       (e) Legal expenses - All costs or expenses of handling, investigating, asserting, defending, and settling litigation or claims arising out of or relating to Petroleum

              Operations or necessary to protect or recover property used in Petroleum Operations including, but not limited to, legal fees, court costs, arbitration costs, cost of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation, arbitration or claims in accordance with the provisions of this Contract.

       (f) Services provided by Affiliates of Company - professional, administrative, scientific and technical services for the direct benefit of Petroleum Operations including, but not limited to, services provided by the exploration, production, legal, financial, purchasing, insurance, accounting and computer services departments of such Affiliates. Charges for providing these services shall reflect the actual cost only of providing such services and shall not include any element of profit.

       (g) Head Office overhead charge - parent company overhead in the amount specified in Clause 15.3 of the Contract.

       (h) A charge equal to four percent (4%) of the f.o.b. value of materials for which Company or its Affiliates has arranged to purchase and coordinate the forwarding and expediting effort.

       (i) Interest - interest on loans used to finance Petroleum Operations provided the terms of such loans were approved by NNPC.

       (j) Insurance premiums and settlements - premium paid for insurance normally required to be carried for the Petroleum Operations together with all expenditures incurred and paid in settlement of any and all losses, claims, damages, judgments, and other expenses, including fees and deductibles relating to Company's performance under the Contract.

       (k) Duties and taxes - all duties and taxes, fees and any Government assessments, including but not limited to, gas flare charges, license fees, customs duties, and any other payments to the Government other than Royalties, PPT and Concession Rentals.

       (1) Operating expenses - labour, materials and services used in day to day oil well operations, oil field production facilities operations, secondary recovery operations; storage, transportation, delivery and marketing operations; and other operating activities, including repairs, well workovers, maintenance and related leasing or rental of all materials, equipment and supplies.

       (m) Geologic and geophysical surveys - labour, materials and services used in aerial, geological, topographical, geophysical and seismic surveys incurred in connection with exploration excluding however the purchase of data from NNPC prior to 1st January, 1991.

       (n) Intangible drilling costs - expenditures for labour, fuel, repairs, maintenance, hauling, and supplies and materials (not including, casing or other well fixtures) which are for or incidental to drilling, cleaning, deepening or completing wells or the preparation thereof incurred in respect of:

              (i) determination of well locations, geological, geophysical, topographical and geographical surveys for site evaluation preparatory to drilling including the determination of near surface and near sea bed hazards,

              (ii) cleaning, draining and leveling land, road-building and the laying of foundations,

              (iii)  drilling, shooting, testing and cleaning wells,

              (iv) erection of rigs and tankage assembly and installation of pipelines and other plant and equipment required in the preparation or drilling of wells producing Crude Oil.

       (o) Exploration and appraisal drilling - all expenditures incurred in connection with exploration drilling, and the drilling of the first two appraisal wells in a particular field, and the drilling of development wells which are dry, including costs incurred in respect of casing, well cement and well fixtures.

       (p) Abandonment - all expenditures incurred in connection with the plugging of wells; the removal and disposal of equipment and facilities including wellheads, processing and storage facilities, platforms, pipelines, transport and export facilities, roads, buildings, wharves, plants, machinery, fixtures; the restoration of sites and structures including the payment of damages to property lessors.

2.     CAPITAL COSTS
       Capital Costs means, without limitation, expenditures which are subject to a Capital Allowance under the PPT Act. Such expenditures normally have a useful life beyond the year incurred and include but are not limited to the following:

       (a) Plant expenditures - expenditures in connection with the design, construction, and installation of plant facilities (including machinery, fixtures, and appurtenances) associated with the production, treating, and processing of Crude Oil (except such costs properly allocable to intangible drilling costs) including offshore platforms, secondary or enhanced recovery systems, gas injection, water disposal; expenditures for equipment, machinery, and fixtures purchased to conduct Petroleum Operations such as office furniture and fixtures, office equipment, barges, floating craft, automotive equipment, aircraft, construction equipment, miscellaneous equipment, and furniture and fixtures related to employee housing and recreational facilities.

       (b) Pipeline and storage expenditures - expenditures in connection with the design, installation, and construction of pipeline, transportation, storage, and terminal facilities associated with Petroleum Operations including tanks, metering, and export lines.

       (c) Building expenditure - expenditures incurred in connection with the construction of buildings, structures or works of a permanent nature including workshops, warehouses, offices, roads, wharves, employee housing and recreational facilities and other tangible property incidental to construction.

       (d) Drilling expenditures - expenditures for tangible goods in connection with drilling wells such as casing, tubing, surface and sub-surface production equipment, flow lines, instruments; costs incurred in connection with the acquisition of rights over the Contract Area pursuant to paragraph l(d)i of the Second Schedule of the PPT Act except any bonuses paid under Clause 2 of the Contract.

       (e) Pre-Production expenditures - all costs (including those otherwise falling within Non-Capital Costs described in paragraph 2 of this Article II) incurred before the first PPT accounting period.

       (f) Material inventory - cost of materials purchased and maintained as inventory items solely for Petroleum Operations subject to the following provisions:

              (i) Company shall supply or purchase any materials required for the Petroleum Operations, including those required in the foreseeable future. Inventory stock levels shall take account of the time necessary to provide the replacement, emergency needs and similar considerations.

              (ii) Materials purchased by Company for use in the Petroleum Operations shall be valued so as to include invoice price (less prepayment discounts, cash discounts, and other discounts if any) plus freight and forwarding charges between point of supply and point of destination but not included in the invoice price, inspection costs, insurance, customs fees and taxes, on imported materials required for this Contract.

              (iii) Materials not available in Nigeria supplied by Company or from its Affiliate's stocks shall be valued at the current competitive cost in the international market.

              (iv) Company shall maintain physical and accounting controls of materials in stock in accordance with general practice in the international petroleum industry. Company shall make a total inventory at least once a year to be observed by NNPC and its external auditors. NNPC may however carry out partial or total inventories at its own expense, whenever it considers necessary, provided such exercise does not disrupt Petroleum Operations.

                                  ARTICLE III
               COMPUTATION OF ROYALTY, CONCESSION RENTALS AND PPT

1. Company shall compute the amount of Royalty and Concession Rentals payable by NNPC pursuant to Clause 8.2 of the Contract. Such amounts shall be computed as provided under the Petroleum Act 1969 and the prevailing fiscal laws and regulations. For purposes of Article IV hereof, Company shall compute the Royalty payment for remittance in a given month based on the prevailing fiscal value of the Crude Oil produced during the second preceding month. Annual Concession Rental payments shall be taken into account when such payments are remitted. NNPC shall remit all required payments of Royalty and Concession Rentals to the Government.

2. Company shall compute the PPT payable by NNPC pursuant to Clause 8.2(a) of the Contract in accordance with the provisions of the PPT Act and the Memorandum of Understanding including, but not limited to, such provisions pertaining to deductions, capital allowance, and any credits which offset PPT liability. The applicable PPT rate shall be in accordance with the PPT Act and shall be 65.75% for the first five years of production from each field developed in the Contract Area commencing for each field from the first day of the month of first sale therefrom. Specifically, and not by way of limitation, the Reserve Addition Bonus, if any, described under paragraph 3 of this Article III shall be applied in computing the PPT payable. NNPC shall make all required PPT payments to the Federal Inland Revenue Department. Company shall prepare all returns required under the PPT Act and timely file them with NNPC. The monthly PPT payable will be determined from such PPT returns.

3. The Memorandum Of Understanding shall be applied when calculating the PPT. This shall include the application of the Guaranteed Notional Margin, Revised Government Take, Reserve Addition Bonus, and the tax offset for Capital Investment Costs. The Reserve Addition Bonus in respect of reserves found prior to the first year of production shall be the lesser of the annual average amount expended on Work Programmes prior to such first year or the amount determined in accordance with the following:

           Reserves Found Prior                       Reserve Addition Bonus
             to First Year of                           Rate Applied To The
                Production                              Respective Tranche
              Million Barrels                                 ($/BBL)
           --------------------                       ----------------------
               Less than 40                                     nil
                   40-60                                       $0.25
                   60-90                                       $0.30
              Greater than 90                                  $0.50

4. In the event that there is more than one field producing in the Contract Area and different PPT rates (i.e. either 65.75% or 85%) apply to such fields, the Chargeable Profit (as defined under the PPT Act) shall be allocated to each field in the proportion that the fiscal values from each field during the accounting Year bear to the total fiscal values from the Contract Area during the accounting Year. The applicable PPT rate will then be applied to the appropriate Chargeable Profit allocated to each field.

                                   ARTICLE IV
                              ACCOUNTING ANALYSES

1. A monthly accounting analysis in the form of Schedule B-1 attached to this Accounting Procedure shall be prepared by Company and furnished to NNPC within sixty (60) days of the end of the period covered by such analysis.

2. The Realisable Price and the quantities actually lifted by the Parties shall be used to compute the Proceeds as reflected in Section A of each Schedule B-l and the allocation of such Proceeds in the categories described under Clause 9.1 of the Contract shall be reflected in Section B thereof.

3. The allocation of the quantity of Available Crude Oil to each Party pursuant to Clause 9 of the Contract shall be according to and governed by provisions of the Allocation Procedure.

4. The priority of allocation of the total Proceeds for each Period shall be as follows:

       (a)    Royalty Oil,

       (b)    Tax Oil,

       (c)    Cost Oil, and

       (d)    Profit Oil.

5. The amount chargeable to and recoverable from Royalty Oil, Tax Oil and Cost Oil to be entered in Section B of Schedule B-l shall be determined as follows:

       (a) Royalty Oil - The sum of royalties payable during such month, and, where applicable, the annual amount of Concession Rentals as provided under Article III 1 for purposes of Royalty Oil.

       (b) Tax Oil - The sum of the PPT payable for such month as provided under Article III 2, 3, and 4 for purposes of Tax Oil.

       (c) Cost Oil - The Operating Costs applicable to such month for purposes of Cost Oil as follows:

              (i) Non-Capital Costs shall be the amount recorded in the books and accounts of Company for such month in accordance with this Accounting Procedure.

              (ii) Capital Costs recorded in the books and accounts of Company shall be recoverable in full and chargeable in equal installments over a five (5) year period or the remaining life of the Contract, whichever is less. Amortization of such costs shall be in accordance with the method prescribed under the Second Schedule of the PPT Act, or over the remaining life of the contract, whichever is less.

       (d) Any carryover from previous months as provided under paragraph 6 of this Article.

6. Any amounts chargeable and recoverable in excess of the allocation of Proceeds for the month to Royalty Oil, Tax Oil and Cost Oil shall be carried forward to subsequent months. Carryovers shall be determined as follows:

       (a) A Royalty Oil value carryover results when the Proceeds for such month are insufficient for recovery of the Royalty Oil due for the month.

       (b) A Tax Oil value carryover results when the Proceeds remaining after allocating a portion of the Proceeds to Royalty Oil are insufficient for recovery of the Tax Oil due for the month.

       (c) A Cost Oil value carryover results when the Proceeds remaining after allocating a portion of the Proceeds to Royalty Oil and Tax Oil are insufficient for recovery of Cost Oil due for the month.

7. Profit Oil results where Proceeds remain after allocations to Royalty Oil, Tax Oil and Cost Oil pursuant to paragraph 5 of this Article IV. Profit Oil shall be allocated to the Parties according to the following percentages:

                    Monthly Average                        Profit Oil
                MBOPD From Contract Area                   Percentages
       ----------------------------------------       ----------------------
                                                      NNPC           COMPANY
                                                      ----           -------
       0 to 40                                         30               70
       Greater than 40 but less than 75                40               60
       Greater than 75 but less than 100               45               55
       100 and above                                   60               40

       A computation of Profit Oil shares in the form of Schedule B-2 attached to this Accounting Procedure shall be submitted monthly in conjunction with Schedule B-1.

                                   ARTICLE V
                                OTHER PROVISIONS

1. Company shall open and keep bank accounts in Nigeria in Naira where all funds remitted from abroad shall be deposited for the purpose of meeting local expenditures. For purposes of keeping the books of accounts, any Foreign Currency remitted by Company into Nigeria shall be converted into Naira at the monthly exchange rates advised by the Central Bank of Nigeria.

2. Company shall prepare financial accounting and budget statements in accordance with NNPC's prescribed reporting format.

3. Financial accounting and budget statements, in accordance with NNPC's prescribed reporting format, shall be prepared quarterly, by Company, in respect of Sole Risk Operations.

4. With respect to any agreed sum arising out of this Contract owing between the Parties that is past due, any set-off pursuant to Clause
       12.3 shall be exercised by giving the other Party written notice thereof accompanied by sufficient descriptions of the offsetting sums to allow the Parties to properly account therefor.

                                  SCHEDULE B-1
                          MONTHLY ACCOUNTING ANALYSIS
                     MONTHLY OF _____________, ____________



SECTION A - LIFTING SUMMARY

============================================================================================================
                                                                                    Proceeds Received By:
                                                                                  --------------------------
  Lifting Date     Crude Type          RP           Volume         Proceeds          NNPC           ANEU
                                    US$/Bbl          Bbls             US$
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================
                                             Totals
                                    ========================================================================



SECTION B - ALLOCATION OF PROCEEDS - EXPRESSED IN U.S. DOLLARS

==============================================================================================================
                                                                                ALLOCATION OF
                            PRIOR           CURRENT         RECOVERABLE           PROCEEDS:
                            MONTH            MONTH             THIS            ---------------
       CATEGORY           CARRYOVER         CHARGES            MONTH           NNPC       ANEU    CARRY-OVER
--------------------------------------------------------------------------------------------------------------
 Royalty Oil
--------------------------------------------------------------------------------------------------------------
 Tax Oil
--------------------------------------------------------------------------------------------------------------
 Cost Oil
--------------------------------------------------------------------------------------------------------------
 NNPC Profit Oil
--------------------------------------------------------------------------------------------------------------
 ANEU Profit Oil
==============================================================================================================
       Totals
==============================================================================================================

                                  SCHEDULE B-2
                               PROFIT OIL SHARES
                           MONTH OF _________, ______

SECTION A - TOTAL PRODUCTION FOR THE MONTH


==============================================================
           Field                        Total Net Barrels
--------------------------------------------------------------
--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

==============================================================

==============================================================

SECTION B - TOTAL PROFIT OIL FOR THE MONTH

==============================================================
              Category                         US$
--------------------------------------------------------------
 Proceeds
--------------------------------------------------------------
 Royalty Oil
--------------------------------------------------------------
 Tax Oil
--------------------------------------------------------------
 Cost Oil
--------------------------------------------------------------
 Profit Oil
==============================================================


SECTION C - CALCULATION OF PROFIT OIL SHARES

========================================================================================================================
                                 Monthly          % Of Total     Monthly Profit     NNPC Profit      NNPC's      ANEU's
 Barrels/Day Produced          Production           Monthly      By Tranch, US $      Share By      Profit,     Profit,
 For The Month             By Tranch, Barrels     Production                           Tranch         US $        US $
------------------------------------------------------------------------------------------------------------------------
 First 40,000 Bbls/Day                                                                  0.30
------------------------------------------------------------------------------------------------------------------------
 Next 35,000 Bbls/Day                                                                   0.40
------------------------------------------------------------------------------------------------------------------------
 Next 25,000 Bbls/Day                                                                   0.45
------------------------------------------------------------------------------------------------------------------------
 Over 100,000 Bbls, Day                                                                 0.60
------------------------------------------------------------------------------------------------------------------------
 Total Monthly
 Production
========================================================================================================================

                                    ANNEX C

                  TO THAT CERTAIN PRODUCTION SHARING CONTRACT
                BETWEEN NNPC AND THE COMPANY DATED 25 MARCH 1992

                              ALLOCATION PROCEDURE

                                   ARTICLE I
                                  APPLICATION

1. This Allocation Procedure ("this Procedure") sets out the methods for the allocation of Available Crude Oil from the Contract Area and the Parties shall allocate all liftings of Available Crude Oil in accordance with this Procedure and the Contract.

2. In the event that the production of Available Crude Oil is segregated into two or more types of grades, the provisions of this Procedure shall apply separately to each such type or grade. To the extent that distribution on such a basis is impracticable, a separate method for the allocation of such Available Crude Oil shall be agreed upon by the Parties.

3. In the event of a conflict between the terms of this Procedure and the Contract, the terms of the Contract shall prevail.

4. The procedures set forth herein may be amended from time to time by mutual agreement of the Parties.

                                   ARTICLE II
                                  DEFINITIONS

1. The words and expressions defined in the Contract when used herein, shall have the meaning ascribed to them in the Contract. In addition, the following words shall have the meanings set forth below:

       (a) "CURRENT QUARTER" means the calendar quarter within which the relevant Schedules are prepared and submitted;

       (b) "FORECAST QUARTER" means the first calendar quarter succeeding the Current Quarter;

       (c) "LIFTING ALLOCATION" means the quantity of Available Crude Oil which each Party has the right to take in kind, lift and dispose of in accordance with Clause 9 of the Contract;

       (d) "PRIMARY NOMINATION" means written statement issued by each Party to the other at least twenty-five (25) days prior to the commencement of each quarter declaring the volume by grade of its estimated Lifting Allocation which the Party desires to lift during the Forecast Quarter;

       (e) "PROCEEDS" means the amount in U.S. Dollars determined by multiplying the Realisable Price by the number of Barrels of Available Crude Oil lifted by either Party; and

       (f) "PROCEEDS IMBALANCE" means the difference between each Party's Proceeds to which it is entitled and the Proceeds which each Party has actually received, as reflected in each quarter's Schedule C-2 of this Procedure.

                                  ARTICLE III
                               LIFTING ALLOCATION

1. On or before September 30 of every year, Company shall advise the Parties of its forecast of the Available Crude Oil to be produced by grades during each month of the first six (6) months of the next ensuing Year.

2. On or before March 31 of every year, Company shall advise NNPC of its forecast of Available Crude Oil to be produced by grades during each month of the six (6) months commencing July 1, of the Year.

3. Thirty-five (35) days before commencement of production from the Contract Area and thereafter thirty-five (35) days prior to the beginning of the Forecast Quarter, Company shall notify NNPC of the estimated Lifting Allocation which can be produced and made available for disposal during the Forecast Quarter. Such estimated Lifting Allocation shall take into account any Proceeds Imbalance for the quarter first preceding the Current Quarter and any estimated Proceeds Imbalance for the Current Quarter computed in accordance with paragraph 3 of Article IV. Such notice shall be in the form of Schedule C-l attached hereto indicating the estimated quantities of Royalty Oil, Tax Oil, Cost Oil and Profit Oil, each Party's estimated Lifting Allocation and the estimated Realisable Price used to prepare such estimated Lifting Allocations.

4. Twenty-five (25) days before the commencement of production from the Contract Area and thereafter not later than twenty-five (25) days before the beginning of Forecast Quarter, each Party shall notify the other of its Primary Nomination of Available Crude Oil which it intend(s) to lift during the Forecast Quarter which shall not exceed its estimated Lifting Allocation. Such notice shall include the information described in
       Article V, paragraph 1 of Annex D - Nomination, Ship Scheduling and Lifting Procedure.

5. The estimated Realisable Price to be used by Company to prepare Schedule C-l (Estimated Quarterly Lifting Allocation) shall be the Realisable Price of the first month of the Current Quarter.

6. Each Party shall be obligated to lift its own Lifting Allocation in accordance with the Nomination, Ship Scheduling and Lifting Procedure (Annex D). In the event that one Party lifts the other Party's Lifting Allocation, the lifting Party shall pay to the non-Lifting Party the applicable Proceeds pursuant to Clause 9.5 of the Contract. In such case, the non-lifting

       Party shall be treated for all other purposes under this Contract as though it had made such lifting itself.

                                   ARTICLE IV
                       ADJUSTMENTS OF LIFTING ALLOCATION

1. On or before thirty-five (35) days prior to the last day of the Current Quarter, the Lifting Allocation for the first preceding quarter thereto shall be computed and the Proceeds Imbalance determined and notified to NNPC in the form of Schedule C-2 attached hereto. Section A of such Schedule C-2 shall be based on the actual liftings made by the Parties and the Proceeds therefrom. Section B of such Schedule C-2 shall be prepared from the Schedule B-l's (of the Accounting Procedure) for the months in the quarter.

2. On or before thirty-five (35) days prior to the last day of the Current Quarter, the Proceeds Imbalance for the Current Quarter shall be estimated, taking into account the actual Proceeds Imbalance computed for the first preceding quarter under paragraph 1 of this Article IV.

3. The Proceeds Imbalance for the first preceding quarter computed under paragraph 1 above and the estimated Proceeds Imbalance for the Current Quarter computed under paragraph 2 above shall be taken into account by the Parties by debiting or crediting such Proceeds Imbalances to each Party's share of the estimated Lifting Allocation reflected in Schedule C-1 for the Forecast Quarter filed in accordance with paragraph 3 of
       Article III.

4.     Notwithstanding the reports required to be kept by Company pursuant to
       Article IV in Annex D, Company shall keep complete records of all liftings. At the end of each quarter, the Parties will meet to reconcile the Lifting Allocations and the actual liftings with a view to making adjustments as appropriate. If any disagreement arises with respect to such reconciliation, the area of disagreement shall be mutually resolved by the Parties.

5. All Lifting Allocations and actual liftings shall be audited at the end of each calendar year by a mutually acceptable independent auditor.

                                  SCHEDULE C-1
                     ESTIMATED QUARTERLY LIFTING ALLOCATION
                      _____ QUARTER (_____-_____), ______

SECTION A - ESTIMATED TOTAL PROCEEDS

================================================================================
                          Estimated             Estimated             Estimated
        Crude              Lifting                 RP                  Proceeds
        Type             Volume Bbls             US$/Bbl                 US$
--------------------------------------------------------------------------------



================================================================================
 Totals
================================================================================


SECTION B - ALLOCATION OF ESTIMATED PROCEEDS - EXPRESSED IN U.S. DOLLARS

=============================================================================================================
                                                                                     Allocation of Estimated
                                        Prior       Estimated       Recoverable           Proceeds To:
                                        Month        Quarter           This            ----------------------
             Category                 Carryover      Charges          Quarter          NNPC          ANEU
-------------------------------------------------------------------------------------------------------------
 Royalty Oil
-------------------------------------------------------------------------------------------------------------
 Tax Oil
-------------------------------------------------------------------------------------------------------------
 Cost Oil
-------------------------------------------------------------------------------------------------------------
 NNPC Profit Oil
-------------------------------------------------------------------------------------------------------------
 ANEU Profit Oil
=============================================================================================================
       Totals
=============================================================================================================
                      Prior Quarter's Proceeds Imbalance
                      (Over) /Under
                      ---------------------------------------------------------------------------
                      Current Quarter's Estimated Proceeds Imbalance
                      (Over) / Under
                      ---------------------------------------------------------------------------
                      Estimated Proceeds Allocation For Quarter
                      ===========================================================================


SECTION C - ESTIMATED LIFTING ALLOCATION

=========================================================================================================
                                     NNPC Allocation                             ANEU Allocation
         Crude           --------------------------------------------------------------------------------
         Type                Proceeds                Bbls                Proceeds                Bbls
---------------------------------------------------------------------------------------------------------


=========================================================================================================

                                  SCHEDULE C-2
                      ACTUAL QUARTERLY LIFTING ALLOCATION
                    ________ QUARTER (_____-_____), _______


SECTION A - LIFTING SUMMARY

=========================================================================================================
                                                                                 Proceeds Received By:
       Crude             Volume           Proceeds              RP             --------------------------
        Type              Bbls               US$             US$/Bbl             NNPC              ANEU
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================
 Totals
=========================================================================================================



SECTION B - ALLOCATION OF PROCEEDS - EXPRESSED IN U.S. DOLLARS

==============================================================================================================
                                                               NNPC:                         ANEU:
                                                     ---------------------------------------------------------
           Category                  Sum of          Allocation      Lifting       Allocation      Lifting
                                    Monthly              of          Proceeds          of          Proceeds
                                   Allocation         Proceeds       Received       Proceeds       Received
==============================================================================================================
 Royalty Oil
--------------------------------------------------------------------------------------------------------------
 Tax Oil
--------------------------------------------------------------------------------------------------------------
 Cost Oil
--------------------------------------------------------------------------------------------------------------
 NNPC Profit Oil
--------------------------------------------------------------------------------------------------------------
 ANEU Profit Oil
==============================================================================================================
       Totals
==============================================================================================================
                      Quarter (Over)/Under
                      ----------------------------------------------------------------------------------------
                      Prior Quarter (Over)/Under
 Proceeds             ----------------------------------------------------------------------------------------
 Imbalance            Total (Over)/Under
==============================================================================================================

                                    ANNEX D
           UNIFORM NOMINATION, SHIP SCHEDULING AND LIFTING PROCEDURE

PREAMBLE

This Annex D attached to and forming part of the Production Sharing Contract made between NIGERIAN NATIONAL PETROLEUM CORPORATION AND ASHLAND NIGERIA EXPLORATION UNLIMITED dated the 25th day of March, 1992 (CONTRACT).

                                   ARTICLE I
                                  APPLICATION

1. This Annex D sets out the procedure for the nomination, ship scheduling and lifting of Available Crude Oil from the Contract Area.

2. Pursuant to Clause 9 of the Contract NNPC and Company have the rights to nominate, lift and separately dispose of their agreed allocation of Available Crude Oil produced and saved from the Contract Area.

3. The procedures set herein may be amended from time to time by the mutual agreement of the parties.

4. In the event of a conflict between the terms of this Annex D and the Contract, the terms of the Contract shall apply.

                                   ARTICLE II
                           DEFINITION AND TERMINOLOGY

1. Words and expressions in this Annex shall have the meaning ascribed to them in the Contract. In addition, the following words shall have the following meanings:

       (a) "AVAILABLE PRODUCTION" means the quantity of Petroleum which can be efficiently and economically produced and saved from the producing wells subject to any limitations imposed by government authority or other technical limitations resulting from Operations.

       (b) "TECHNICAL ALLOWABLE PRODUCTION" means the quantity of petroleum from time to time determined by the Department of Petroleum Resources as being the quantity that may be produced from the Contract Area on a well by well basis for a particular period.

       (c) "COMMERCIAL PRODUCTION QUOTA" means the quantity of petroleum from time to time fixed or advised by National Petroleum Investment Management Services (NAPIMS) on behalf of the Honorable Minister of Petroleum Resources as the permissible quantity that may be produced from the Contract Area on a crude stream basis for a particular month/quarter.

       (d) "ACTUAL PRODUCTION" means the quantity of petroleum which is produced from the Contract Area on a monthly/quarterly basis.

       (e) "AVAILABLE MONTHLY SCHEDULING QUANTITY" means each Party's allocation of the Available Production for the calendar month plus Opening Stock.

       (f) "COMBINED LIFTING SCHEDULE" means the lifting programmes of the Parties for a given calendar month/quarter as prepared by the Company and agreed to by the Parties.

       (g) "OPENING STOCK" means the quantity of crude oil that each Party may carry forward to the succeeding month, recognizing the difficulty in lifting precisely the Available Monthly Scheduling Quantity. This quantity which excludes unpumpable dead stock, should not be such as to cause a production shut-in through reaching maximum stock levels where of course the provisions of Article V will apply. The quantity also includes credits/debits accruing after reconciliation with Available crude.

       (h) "PRIMARY NOMINATION" means a written statement issued by each Party to the Contractor at least twenty-five (25) days prior to the commencement of each calendar month of its production nominations based on its allocation of the Commercial Production Quota Crude Oil by grade, which it desires to take during the particular calendar month plus Opening Stock.

                                  ARTICLE III
                       PRODUCTION/NOTICE OF AVAILABILITY

1. Company shall endeavor to produce the aggregate volume of oil nominated by the Parties as provided in this Contract.

2. In the event that Available Crude Oil is segregated into two or more grades the provisions of this Annex D shall apply separately to each such grade. To the extent that distribution on such a basis is impracticable, separate arrangement for sharing of such Available Crude Oil shall be agreed upon by the Parties.

3. On or before September 30 of every year, Company shall advise the Parties of its forecast of the Available Production to be produced by grades during each month of the first six (6) months of the next ensuing year.

4. On or before March 31 of every year, Company shall advise NNPC of its forecast of the Available Production to be produced by grades during each month of six months commencing July 1, of the year.

5. Where for operational reasons the Company cannot exactly produce at the anticipated Commercial Production Quota, the company shall notify NNPC promptly of any required changes exceeding 2% of the quantities originally notified. In any event, when actual production for the month/quarter is known each Party's allocation will be re-calculated and the differences between Actual Production and Commercial Production Quota will be credited/debited to each Party, and shall form the Party's entitlement for the following month or quarter except in the case of production shut-ins where the provisions of
       Section 6 will apply.

6. Twenty-Five (25) days before the commencement of Production from the Contract Area and thereafter not later than twenty-five (25) days before the beginning of each month, each Party shall notify the company of its Primary Nomination of Available Crude Oil which it intend(s) to lift during the ensuing month, which shall not exceed its monthly allocation of Commercial Production Quota plus Opening Stock.

7. At the end of each month/quarter, Parties will meet to reconcile Available Monthly Scheduling Quantities with actual Available Crude lifted and adjustments made where necessary. All entitlements shall be audited at the end of each calendar year by mutually acceptable independent auditor.

8. Company shall keep complete records of all liftings and advise the NNPC in accordance with Article III & IV of this Annex D.

                                   ARTICLE IV
                               COMPANY'S REPORTS

1. The Company shall, not more than fifteen (15) working days after the end of each calendar month, and quarter, prepare and furnish to NNPC written statement showing in respect of the month and quarter respectively:

       (a) Production Quota: each party's allocation of Commercial Production Quota;

       (b)    Lifting against Available Crude Oil;.

       (c)    Each Party's allocations of Available Crude Oil;

       (d) Quantity of Crude Oil in Stock for each Party at the end of the said calendar month or quarter; and

       (e) Any production losses attributable to crude oil used in Petroleum Operations.

2. In the event NNPC disagrees with any of the Company's reports, the area of disagreement shall be mutually resolved by the Company and NNPC. Company shall thereafter prepare a revised report to reflect the changes agreed.

3. Company must also endeavor to send consistent statistical data to the different reporting bodies and should adhere to agreed formats of reporting.

                                   ARTICLE V
                               SCHEDULING DETAILS

1. SCHEDULING NOTIFICATION - At least twenty-five (25) days prior to the beginning of a calendar month, NNPC shall notify the Company of its proposed tanker schedule for that calendar month specifying the following:

       (a)    A loading date range of ten (10) days for each tanker lifting;

       (b) The desired parcel size for each lifting in Barrels, subject always to change within a range of plus or minus five percent (5%) by the Party so nominating;

       (c) The tanker's name or To Be Named (TBN) for each tanker lifting. Tanker nominations made as TBN shall be replaced at least five
              (5) working days prior to the accepted date range, unless a shorter time is acceptable to the Company; and

       (d) Documentation instructions shall be given for each lifting not later than four (4) days prior to the first day of the accepted date range for the tanker in question.

2. TANKER SUBSTITUTION - Either Party may substitute another tanker to lift its nominated volume of Crude Oil, provided such substituted tanker has the same arrival date range as the originally scheduled tanker and all other provisions of this Annex D are complied with.

3. OVERLAPPING DATE RANGES - In the event the Combined Lifting Schedule contains overlapping accepted date ranges, the tanker which gives its Notice of Readiness (NOR) and has provided all documentation and obtained clearances first within such accepted date ranges shall be loaded first, unless urgent operational requirements dictate otherwise in which case, demurrage shall be borne by Petroleum Operations and charged to Operating cost.

4. CONFIRMATION OF LIFTING SCHEDULES - At least fifteen (15) days prior to the beginning of a calendar month, the Company shall either confirm the feasibility of the proposed monthly lifting schedules or, alternatively, advise necessary modifications to such schedules. Such confirmation which shall be in the form of combined lifting schedule, should include a loading date range of three (3) days for each lifting, the first day being the earliest date of arrival and the 3rd day being the latest date of arrival.

5. OPERATIONAL DELAYS - The Parties recognize that occasionally environment and technical problem in the Contract Area may cause delays and/or disruptions in the Combined Lifting Schedule. The Company shall promptly notify NNPC of such delays and/or disruptions, and the projected termination of each of such delays and/or disruptions and advise NNPC of the revised Combined Lifting Schedule. In the event such notification does not allow for a revised Combined Lifting Schedule on the part of NNPC, then any resultant costs will be charged to Operating Cost.

6. ESTIMATED DELAYED ARRIVAL OF A TANKER - Whenever it becomes apparent that a tanker will not be available as scheduled or will be delayed, the party utilising such tanker shall notify the other Party of the circumstances and expected duration of the delays. Upon assessing the impact that the delay will have upon the Combined Lifting Schedule and Production during the current and/or next month, the Company shall make appropriate revision(s) to the Combined Lifting Schedule to avoid disruption in production. In the event that any Party fails to lift its Nominated Share of Production in any month/quarter due to circumstances beyond the Party's Control or difficulties in maintaining the lifting schedule, that party shall have the right during the following quarter/month to lift the unlifted quantities.

7. TANKER STANDARDS - All Tankers nominated for lifting by any Party pursuant to this Annex D shall conform to the international regulations and standards concerning size, equipment, safety, maintenance and the like adopted by the Company for the Terminal in question and by the appropriate government authority. Failure of a tanker to meet such standards shall not excuse the nominating Party from the applicable consequences provided in the Contract. Company shall keep NNPC advised as to the current Regulations and standards in use at the terminals operated by the Company.

                                   ARTICLE VI
            PRODUCTION DECREASES/INCREASES SUBSEQUENT TO NOMINATION

1. Production decreases occurring after lifting nominations have been scheduled and not resulting from the fault of either Party shall be shared by the Parties in proportion to their respective nominations.

2. Production increases occurring after lifting nominations have been confirmed by the Company shall be shared by the Parties, in proportion to their respective agreed allocation.

3. To the extent that field operations permit, a Party shall have the right to adjust its nomination during a month following confirmation of lifting schedule provided that the nominations, entitlement and lifting of the other Party are not affected thereby without their express written consent. Adjusted nomination shall always be within the limits of the Party's allocated portion of the Commercial Production Quota, plus Opening Stock.

4. Any production decrease caused by or resulting directly from the actions of one Party shall not affect the availability or entitlement of the other Party. Company will, to the greatest extent possible, endeavor not to affect the lifting of the other Party.

5. For the avoidance of doubt each Party's agreed allocations shall be based on Actual Production.

                                  ARTICLE VII
                         DELIVERY TERMS AND CONDITIONS

1. TANKER NOTIFICATION - The Parties shall report, or cause the tankers nominated for lifting pursuant to this Annex D to report, by radio/telex to Company of each tanker's Schedule arrival date and hour as follows:

       (a) Seven (7) days before estimated arrival, or upon clearing at last port if there is less than seven (7) days steaming time before estimated arrival;

       (b)    Seventy-two (72) hours before estimated arrival;

       (c)    Forty-Eight (48) hours before estimated arrival;

       (d)    Twenty-four (24) hours before estimated arrival; and

       (e) At any other time(s) between the seventy-two (72) hours notice, forty-eight (48) hours notice and twenty-four (24) hours notice when estimated arrival is to be revised by more than twelve (12) hours from that most recently notified or after that revised by more than one-half hour.

       Parties shall also cause such tanker so nominated, or their agent, to report by radio/telex to the Nigerian Government Port Head Official at the port at least seventy-two (72) hours before each tanker's scheduled arrival date giving the tanker's name, call sign, ETA at the port(s), cargo tonnage to be loaded, number of crew health status, whether or not a doctor is on board and a request for "Free Pratique."

2. NOTICE OF READINESS - Upon arrival at the designated safe anchorage at the Port or upon the time of boarding of the Mooring master, whichever is earlier, the Master of the tanker shall give the Company a Notice Of Readiness (NOR) by radio or by letter, as appropriate, confirming that the tanker is ready to load cargo, berth or no berth. Laytime, as herein provided, shall commence upon the expiration of six (6) running hours after receipt by the Loading Terminal of such notice, upon the tanker's completion of mooring at the sea loading terminal, whichever first occurs. However, where delay is caused to the tanker getting into berth after giving NOR for any reason over which neither Company nor the loading Terminal has control, such delay shall not count as used laytime. In addition time used by tanker while proceeding to berth or awaiting entry and Free Pratique by customs after the expiration of six
       (6) running hours free time, shall not count as used laytime.

3. EARLY TANKER ARRIVAL - Notwithstanding the provisions of Article VII 2 above, if the tanker arrives and tenders NOR to load prior to its agreed date range, Company shall endeavor to load tanker on arrival or as soon thereafter as possible and laytime shall only commence when loading commences. If, however, Company is unable to accept tanker for loading prior to the agreed date range, laytime shall commence at 0600 hours, local time on the first day of the agreed date range or when loading commences, whichever occurs first.

4. LATE TANKER ARRIVAL - If tanker arrives and tenders NOR to load after its accepted date range and other tankers (having arrived during their accepted date-range), are either loading or waiting to load the loading tanker shall be governed by the earliest availability of crude and loading slot, and laytime shall commence only when loading commences.

5. LAYTIME - Company shall be allowed laytime in running hours equal to one half of the voyage laytime permitted under Worldscale, or such other freight scale that is issued in replacement thereof, for loading a full cargo and pro rata thereof for a part cargo, with a minimum of eighteen
       (18) hours, Sundays and Holidays included, any delay due to the fault of the tanker or its facilities to load cargo within the time allowed shall not count as used laytime. If rules of the Owner of the vessel or Regulations of Government or appropriate Government Agencies prohibit loading of the cargo at any time, the time so lost shall not count as used laytime. Time consumed loading or discharging ballast or discharging slops shall not count as used laytime. Laytime shall continue until hoses have disconnected.

       Laytime allowed for loading a full cargo is "36 Running Hours" with a provision for pro-rating the laytime in the case of vessels loading part cargo. When a vessel is loading one parcel only and operations commence ahead of the acceptance date there is no demurrage involved unless the vessel completes cargo after the permissible laytime, commencing 0001 hours on the agreed acceptance date. In cases where a vessel loads more than one parcel and more than one acceptance date is awarded, then demurrage will not count unless the total loading is completed after the expiry of the permissible laytime for the last parcel, counting 0001 hours on the last acceptance date.

6. DEMURRAGE - If the Company is unable to load within the time allowed, the Company shall apply demurrage per running hour (pro rata for a part thereof) for laytime exceeding the allowed laytime as specified herein. The rate of demurrage will be calculated by multiplying the time by the Average Freight Rate Assessment (AFRA) as determined by the London Tanker Brokers Panel. In the event such determination is no longer available, a freight rate assessment shall be mutually agreed by the Parties; which rate shall be appropriate in relation to the size of the tanker and in demurrage rate according to tanker size as specified in the Worldwide Tanker Nominal Freight Scale or such other freight scale that is issued in replacement thereof. If however, demurrage shall be incurred by reason of fire, storm, explosion, or by strike, picketing, lockout, stoppage or restraint or labour difficulties, or disturbances or by breakdown of machinery or equipment in or about the Loading Terminal, the rate of demurrage as calculated in accordance with the above shall be governed by Force Majeure and shall not attract any demurrage. Demurrage claims must be notified within ninety (90) days from Bill of Lading date.

7. CHANGE OF BERTH - Company shall have the right to shift any vessel from one berth to another. Charges of running lines on arrival at and leaving the berth, wharfage and dockage charges at that berth, and any other extra port charges or port expenses incurred by reason of such shifting at the Company's request shall be borne by the Company and shall count as used laytime. If, however, it is necessary to shift the vessel from the berth because of breakdown machinery of other deficiency of the vessel or its crew, the resulting expenses shall be borne by the Party whose Crude Oil is being lifted. The time consumed in such circumstances, shall not count as used laytime. However, the vessel shall lose its regular turn in berth. When the vessel is ready to recommence loading, it shall so advise Company and await its turn for reberthing and such time after notice is given shall not count as used laytime.

8.     TANKER DEPARTURE - Tanker shall vacate the berth as soon as loading is
       complete.   The Party that scheduled such tanker shall indemnify Company for any direct loss or damage incurred as a result of tanker's failure to vacate the berth promptly including such loss or damage as may be incurred due to resulting delay in the docking of the tanker awaiting the next turn to load at such berth.

9. LOADING HOSES - Hoses for loading shall be furnished by the Company and shall be connected and disconnected by the tanker's crew under the supervision of a suitable qualified Ship's Officer acting on the advise of the Operator's Mooring Master.

10. PARTIAL CARGO - Should Company supply less than full cargo, for any reasons the tanker shall not be required to proceed to sea until all of her tanks are filled with a combination of cargo and ballast as will place her in a seaworthy condition.

                                  ARTICLE VIII
                       CRUDE OIL QUANTITY AND MEASUREMENT

1. CERTIFICATION - The quantity and origin of each shipment of Crude Oil shall be determined by the appropriate Government authority at the loading Terminal and set forth in standard

       Certificates of Quantity, Quality and Origin. Each Party shall have the right to designate a representative at its own expenses, who shall have the right to witness the determination of Quantity, Quality and Origin. All reasonable facilities shall be supplied by the Company as necessary, to such Party's representatives at the Port to enable such representatives to witness the measurements taken at the Loading Terminal and the taking of the sample to be used supplied to the Representative of the Party.

2. ACCEPTANCE OF CERTIFICATE - If the Party in question does not appoint a representative, or if such representative appointed as aforesaid agrees with the Certificate of Quantity, Quality and Origin of a shipment of Crude Oil (in which event he shall so indicate by signing the Certificate of Quantity, Quality and Origin), such determinations shall be final and binding on the Parties.

3. REFUSAL OF CERTIFICATE - If the determination of Quantity, Quality and Origin by Company have not been approved by such a representative in accordance with Article VIII 2 above and dispute arises concerning the Quantity, Quality and Origin of Crude Oil, recourse shall be had to an independent expert to resolve the dispute on the basis of his expertise. Claims about Quantity and Quality of Crude Oil delivered shall be notified within forty-five (45) days from Bill of Lading date. The expert shall be selected on the basis of his special knowledge of the subject matter in this regard and shall be appointed by mutual agreement of the Parties provided however, that the documentation shall nevertheless be prepared in accordance with the Company's determinations. Such expert shall file his conclusions within thirty
       (30) days after his date of appointment. Any conclusions of such expert shall be binding upon Parties. Pending the determination of the dispute, the tanker may sail, unless the Parties agree otherwise.

4. QUANTITY DETERMINATION - The quantity of Crude Oil lifted shall be determined at the time of loading on the basis of gauging the terminal tanks before and after the lifting of such Crude Oil, or otherwise by meter readings installed on the loading line from the tanks, if approved by appropriate Government Authority. The quantity in Barrels of Crude Oil determined pursuant to the foregoing procedure shall be corrected to a temperature of sixty degrees Fahrenheit (60 degrees F) in accordance with the most currently published ASTM-IP Petroleum Measurement Tables. A copy of the concession calculation, if any, shall be submitted to the Lifting Party through its representative. In addition, the Basic Sediment and Water ("BS&W") content, determined in accordance with Article VII 5 hereof, shall be deducted from the quantity loaded, for purposes of preparing the Bill of Lading for such shipment and for purposes of substantiating claims about Quantity and Quality. Any substantiated loss of Crude Oil occurring in transit between the point of such determination and delivery point shall be borne by the Parties as cost of operation provided such losses do not result due to differences in method of
       determining BS&W between the loading and discharge terminals.   For
       differences occurring where same method of determination at both points are used, provisions of Article VIII 3 above shall apply. The retained sample shall be used in determining such loss claims.

5. QUALITY DETERMINATION - The determination of API Gravity and BS&W content shall be made of each shipment of Crude Oil. BS&W content and API Gravity shall be determined according to standard international practices acceptable to the relevant Government authorities.

6. SAMPLES - A sample of each shipment of Crude Oil shall be taken. The sample shall be sealed and retained by Company for a maximum of ninety
       (90) days. The lifting party or its representative shall have the right to receive one (1) gallon sealed sample of the Crude Oil loaded which shall be placed on board the tanker, if so requested.

                                    ANNEX E

                  TO THAT CERTAIN PRODUCTION SHARING CONTRACT
                 BETWEEN NNPC AND COMPANY DATED 25 MARCH, 1992

               PROCUREMENT AND PROJECT IMPLEMENTATION PROCEDURES

                                   ARTICLE I
                                  APPLICATION

1.1 These Procurement and Project Implementation Procedures ("Procedures") shall be followed and observed in the performance of either Party's obligations under the Contract. Words and expressions defined under the Contract, when used herein, shall have the meanings ascribed to them in the Contract. In the event of a conflict between the terms of these Procedures and the Contract, the terms of the Contract shall prevail.

1.2 These Procedures shall be applicable to all contracts and purchase orders which values exceed the respective limits set forth in Article
       1.3 and which, pursuant thereto, require the prior concurrence of NNPC. These Procedures may be amended from time to time by the Parties.

1.3 The Company shall have the authority, subject to any limitations or restrictions established by the Management Committee, to enter into any contract or place any purchase order in its own name for the performance of services or the procurement of facilities, equipment, materials or supplies, provided that:

       (a) Prior approval of NNPC will be obtained for all foreign contracts and foreign purchase orders awarded to third parties where the cost exceeds one hundred thousand U.S. Dollars ($100,000);

       (b) Prior approval of NNPC will be obtained for all local contracts and purchase orders where the cost exceeds one million Naira (N1,000,000);

       (c) The amounts set forth in Article 1.3 (a), (b), and (h) will be reviewed by the Management Committee whenever it becomes apparent to either Party that such limits create unreasonable constraints on the Petroleum Operations. In the event of a significant change in the exchange rate of Naira to U.S. Dollar compared to that which existed on the Effective Date, the Management Committee shall review the limits set forth in Article 1.3 (a),
              (b) and (h);

       (d) Such contracts shall be entered into, and such purchase orders shall be placed with third parties, which in Company's opinion are technically and financially able to properly perform their obligations;

       (e) Procedures customary in the oil industry for securing competitive prices shall prevail unless compelling reasons to the contrary exist;

       (f) Company shall give preference to contractors that are companies organized under the laws of Nigeria to the maximum extent possible, provided there is no significant difference in price, quality, or availability between such contractor and other contractors;

       (g) Company shall give preference to such goods which are manufactured or produced in Nigeria or services rendered by Nigerians, provided such goods and services are of required quality, are offered at competitive prices, and are timely available; and

       (h) The above limits and these Procedures shall not apply to purchases made for warehouses replenishment stock not exceeding one hundred thousand U.S. Dollars ($100,000) or one million Naira (N1,000,000) nor shall they apply to the purchase of tubulars of less than two hundred thousand U.S. Dollars ($200,000) or two million Naira (N2,000,000) made in furtherance of planned drilling programmes. Where there are Naira and U.S. Dollar components of such purchases, the total shall not exceed two hundred thousand U.S. Dollars ($200,000) or the equivalent of two million Naira (N2,000,000.)

                                   ARTICLE II
                        PROJECT IMPLEMENTATION PROCEDURE

2.1 Company realizing the need for a project or contract to which these Procedures apply pursuant to Article 1.3 herein above, shall introduce it as part of the proposed Work Programmes and Budgets to be developed and submitted by the Company to the Management Committee pursuant to Clause 6.3 of this Contract.

       (a) Company shall provide adequate information with respect to the project including, without limitation, the following:

              (i) A clear definition of the necessity and objectives of the project;

              (ii)   Scope of the project; and

              (iii)  Cost estimate thereof.

       (b) Company shall transmit the project proposal along with all related documentation to NNPC for consideration.

       (c) NNPC may make recommendations in writing to the Company regarding the selection, scope and timing of the project. The Management Committee shall consider the proposal and the recommendations of NNPC and shall determine the matter in accordance with Clause 7 of the Contract. Any disputed issues shall be resolved by the Management Committee pursuant to Clause 7.4(d) of the Contract. If NNPC does not submit any recommendations in writing to Company within fifteen (15) working days of the submittal of the project, the project as proposed by

              Company shall be deemed approved by the Management Committee and shall be so noted in the minutes of the next meeting.

2.2 The project as approved pursuant to Article 2.1 above shall form part of the Work Programme and Budget of the Petroleum Operations. Such approval shall also constitute authorizations by the Management Committee to the Company to initiate contracts and purchases relevant to the project proposal, subject to the provisions of Article 1.3.

2.3 The resources for the project design, supervision, and management shall first be drawn from the Company's available in-house expertise. If the Management Committee approves, such may be performed by the Company's Affiliate under the approved budget for the project. Competent Nigerian Engineering/Design companies may also be considered by the Management Committee for such projects. NNPC staff who shall be seconded pursuant to Clause 8.2 (b) of the Contract shall be fully involved in the project design, supervision and management.

2.4 After approval of the project/budget, Company shall prepare and transmit to NNPC complete details of the project including, without limitation, the following:

       (a)    Project definition;

       (b)    Project specification;

       (c)    Flow diagrams;

       (d) Projects implementation schedule showing all phases of the project including, without limitation, engineering design, material/equipment procurement, inspection, transportation, fabrication/construction, installation, testing and commissioning;

       (e)    Major equipment specifications;

       (f)    Cost estimate of the project;

       (g)    An activity status report; and

       (h)    Copies of all approved Company's AFEs.

                                  ARTICLE III
                           CONTRACT TENDER PROCEDURE

3.1 The following tender procedure shall apply to work/service/supply not directly undertaken by the Company or by the Company's Affiliate:

       (a) Company shall maintain a list of approved contractors for the purposes of contracts for the Petroleum Operations, (the "Approved Contractors' List"). NNPC shall have the right to propose contractors to be included/deleted in the list. Company shall be responsible for prequalifying any contractor to be included in the Approved Contractors' List.

       (b) Contractors included in the Approved Contractors' List shall be both local and/or overseas contractors or entities. Where regulations require, they shall be registered with the Petroleum Resources Department of the Ministry of Petroleum and Mineral Resources.

       (c) When a contract is to be bid, Company shall present a list of proposed bidders to NNPC for concurrence not less than fifteen
              (15) working days before the issuance of invitations to bid to prospective contractors. NNPC may propose additional names to be included in the list of proposed bidders or the deletion of any one thereof. Contract specifications shall be in English and in a recognized format used in the international petroleum industry.

       (d) If NNPC has not responded within fifteen (15) working days from the date of the official receipt following the presentation of the list of proposed bidders as aforesaid, the list shall be deemed to have been approved.

3.2 Company shall establish a Tender Committee who shall be responsible for pre-qualifying bidders, sending out bid invitations, receiving and evaluating bids and determining successful bidders to whom contracts shall be awarded.

3.3 Analyses and recommendations of bids received and opened by the Tender Committee shall be sent by Company to NNPC for concurrence before a contract is signed with the selected contractor. NNPC shall respond within fifteen (15) working days from the date of official receipt. Approval of Company's recommendations shall be deemed to have been given if NNPC has not responded within the said period.

3.4 Prospective vendors/contractors for work estimated in excess of one hundred thousand U.S. Dollars ($100,000) shall submit the commercial summary of their bids to Company in two properly sealed envelopes, one addressed to Company and one addressed to NNPC. Company shall retain one and send one to NNPC, properly enveloped, sealed and addressed to NNPC.

3.5. In all cases in which an offshore contractor or its Nigerian Affiliate is invited to bid, Company shall make full disclosure to NNPC of its relationship, if any, with such contractors.

3.6 These Procedures may be waived and Company may negotiate directly with the contractor and promptly inform NNPC of the outcome of such negotiations in the following cases:

       (a)    emergency situations; and

       (b) in work requiring specialized skills, or when special circumstances warrant, upon the approval of NNPC.

                                   ARTICLE IV
                        GENERAL CONDITIONS OF CONTRACTS

4.1    The payment terms shall provide, without limitation, that:

       (a) A minimum of 10% of contract price shall be held as a retention payment until after the end of a guarantee period agreed with the contractor which shall vary between six months and twelve months, depending on the project, with the exception of drilling and seismic data acquisition, well surveys and other such services; provided that, a contractor may be given the option to provide other guarantee equivalent to the 10% retention such as Letter of Credit or Performance Bond; and

       (b) Provisions shall be made for appropriate withholding tax as may be applicable.

4.2    The language of all contracts shall be English.

4.3    (a)    The governing law of all agreements signed with contractors shall be Nigerian law for work to be conducted in Nigeria and to the extent feasible, for work outside Nigeria.

       (b) Nigerian law shall apply to contractors performing in Nigeria and, as far as practicable, they shall use indigenous human and material resources.

       (c) All contracts shall include a provision whereby the contractor shall hold Company harmless and indemnify Company from and against all liabilities, losses, damages and claims resulting from claims and suits by third parties.

4.4. Each contract shall provide for early termination upon notice and Company shall use all reasonable endeavors to obtain a termination provision with minimal penalty.

4.5 Contracts shall provide, in the case of a foreign contractor, that the local part of the work, where practicable, shall be performed by contractor's local subsidiary.

                                   ARTICLE V
                      MATERIALS AND EQUIPMENT PROCUREMENT

5.1. Company may, through own in-house or parent company procure materials and equipment subject to conditions set forth in this Article 5.

5.2 The provisions of this Article 5 shall not apply to lump sum or turnkey contracts/projects.

5.3 In ordering the equipment/materials, Company shall obtain from vendors/manufacturers such rebates/discounts and such warranties/guarantees that such vendors/manufacturers normally offer, and all rebates, discounts, guarantees and all other grants and responsibilities shall be for the benefit of the Petroleum Operations.

5.4    Company shall:

       (a) By means of established policies and procedures ensure that its procurement efforts provide the best total value, with proper consideration of quality, service, price, delivery and Operating Costs to the benefit of the Petroleum Operations;

       (b) Maintain appropriate records, which shall be kept up to date, clearly documenting procurement activities;

       (c)    Provide quarterly and annual inventory of materials in stock.

       (d) Provide a quarterly listing of excess materials in its stock list to NNPC; and

       (e) Check the excess material listings from other companies, to identify materials available in the country prior to initiating any foreign purchase order.

5.5 Company shall initiate and maintain policies and practices which provide a competitive environment/climate amongst local and/or overseas suppliers. Competitive quotation processes shall be employed for all local procurement where the estimated value exceeds the equivalent of thirty thousand U.S. Dollars ($30,000.)

       (a) Fabrication, wherever practicable shall be done locally provided standards are not jeopardized. To this effect, the Petroleum Operations recognize and shall accommodate local offers at a premium not exceeding 3%.

       (b) Subject to Article 3.1 (a), Company shall give preference to Nigerian indigenous contractors in the award of contracts provided such companies possess the requisite skills and offer competitive terms. Contracts within the agreed financial limit of the Company shall be awarded to only competent Nigerian indigenous contractors provided such contractors meet the required quality, offer competitive prices and deliver on a timely basis. Where there are no Nigerian indigenous contractors possessing the required skill/capability for the execution of such contracts, the Company shall notify NNPC accordingly.

5.6 Analyses and recommendations of competitive quotations of a value exceeding the limits established in Article 1.3 shall be transmitted to NNPC for approval before a purchase order is issued to the selected vendor/manufacturer. Approval shall be deemed to have been given if a response has not been received from NNPC within fifteen (15) working days of receipt by NNPC of the said analyses and recommendations.

5.7 Pre-inspection of rig, equipment/stock materials of reasonable value shall be jointly carried out at factory site and quay before shipment at the request of either Party.





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                                   ARTICLE VI
                               PROJECT MONITORING

6.1    Company shall provide a project report monthly to NNPC.

6.2 For major projects exceeding two hundred thousand U.S. Dollars ($200,000) or equivalent, Company shall provide to NNPC a detailed quarterly report which shall include:

       (a)    Approved budget total for each project;

       (b)    Expenditure on each project;

       (c)    Variances and explanations;

       (d)    Number and value of construction change orders;

       (e) Bar chart of schedule showing work in progress and work already completed and schedule of mile-stones and significant events; and

       (f) Summary of progress during the reporting period, summary of existing problems, if any, and proposed remedial action, anticipated problems, and percentage of completion.

6.3 In the case of an increase in cost in excess of 10% on the project, Company shall promptly notify NNPC and obtain necessary budget approval.

6.4 Not later than six (6) months following the physical completion of any major project whose cost exceeds two hundred thousand U.S. Dollars ($200,000) or equivalent, Company shall prepare and deliver to NNPC a project completion report which shall include the following:





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       (a)    Cost performance of the project in accordance with the work breakdown at the commencement of the project;

       (b)    Significant variations in any item or sub-items;

       (c) Summary of problems and unexpected events encountered during the project; and

       (d)    List of excess project materials.





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